Pre-Effective Amendment 2
               As filed with the Securities and Exchange Commission on
                                 November 17, 1998


                         REGISTRATION NO. 333-52721
                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                                 FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      MICRO INTERCONNECT TECHNOLOGY, INC.
               (Name of Small Business issuer in its Charter)

        Nevada                                              72-0497440
    State or Other           (Primary Standard           (I.R.S. Employer
   Jurisdiction of          Classification Code         Identification No.)
   Incorporation or               Number)
    Organization)

         70 Horizon Dr., Bedford, New Hampshire, 03110,(603) 472-7068
                (Address and Telephone Number of Registrant's
                        Principal Place of Business)

                  N. Edward Berg, 70 Horizon Dr., Bedford,
                     New Hampshire,03110,(603) 472-7068
          (Name, Address and Telephone Number of Agent for Service)

                               Copies to:
          David Cundick, Esq., Bank One Tower, Suite 900, 50 West
            Broadway, Salt Lake City, Utah 84101 (801) 328-5600

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering if any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of                       Proposed      Proposed     Amount of
each Class        Amount       Maximum       Maximum      Registration
of Securities     to be        Offering      Aggregate    Fee
to be             Registered   Price         Offering
Registered                     Per Unit

Units (each        150,000      $2.00        $300,000        $88.50
consisting of
one share of
Common Stock,
$.001 par value
and two Redeem-
able Common Stock
Purchase Warrants

Shares of Common   300,000      $2.50        $750,000       $221.25
Stock, $.001 par
value, underlying
the Redeemable
Common Stock
Purchase Warrants

Total Registration Fee                                      $309.75


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act Of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Micro Interconnect Technology, Inc.
CROSS-REFERENCE SHEET
Pursuant to Rule 404(a)

Item Number and Heading                 Heading in Prospectus

1. Front of the Registration
   Statement and Outside Front
   Cover Page of Prospectus . . . . .   Facing pages; Front Cover Page

2. Inside Front and Outside Back
   Cover Pages of Prospectus . . . . .  Inside Front and Outside Back
						    Cover Pages of Prospectus

3. Summary Information and Risk
   Factors . . . . . . . . . . . . . .  Prospectus Summary; Risk Factors

4. Use of Proceeds . . . . . . . . . .  Prospectus Summary; Use of Proceeds;
                                        Description of Business

5. Determination of Offering Price . .  Cover Page; Prospectus Summary; Risk
                                        Factors; Determination of Offering
                                        Price

6. Dilution . . . . . . . . . . . . .   Dilution; Comparative Data

7. Selling Security Holders . . . . .   Not applicable

8. Plan of Distribution . . . . . .     Front Cover Page; Plan of
                                        Distribution

9. Legal Proceedings . . . . . . . . .  Legal Matters

10. Directors, Executive Officers,
    Promoters and Control Persons . .   Directors, Executive Officers,
                                        Promoters and Control Persons

11. Security ownership of Certain
    Beneficial owners and
    Management . . . . . . . . . . . .  Security Ownership of Certain
                                        Beneficial Owners and Management

12. Description of the Securities . .   Description of Securities

13. Interest of Named Experts and
    Counsel . . . . . . . . . . . . .   Not Applicable

14. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities . .      Disclosure of Commission
                                        Position on Indemnification for
                                        Securities Act Liabilities

15. Organization Within Last Five
    Years . . . . . . . . . . . .       Organization Within Last Five
                                        Years

16. Description of Business . . . . .   Description of Business

17. Management's Discussion and
    Analysis or Plan of Operation. . .  Plan of Operations

18. Description of Property . . . . .   Management - Facilities

19. Certain Relationships and Related
    Transactions . . . . . . . . . . .  Not Applicable

20. Market for Common Equity and
    Related Stockholder Matters . . .   Front Cover Page; Risk Factors
                                        Shares Eligible For Future Sale

21. Executive Compensation . . . . . .  Executive Compensation

22. Financial Statements . . . . . . .  Financial Statements

23. Changes In and Disagreements
    with Accountants on Accounting
    and Financial Disclosure . . . . .  Not Applicable

                     MICRO INTERCONNECT TECHNOLOGY, INC.
                             Offering: $300,000
               150,000 Units, Offering Price $2.00 per Unit
   Consisting of 150,000 Shares of Common Stock, Par Value $.001 and 300,000
                 Redeemable Common Stock Purchase Warrants

          Micro Interconnect Technology, Inc. (the "Company") is offering (the "Offering") 150,000 Units of the Company's securities ("Unit(s)"), each
Unit consists of one (1) share of $.001 par value common stock (the "Common Stock") and two (2) Redeemable Common Stock Purchase Warrants
(the"Warrants") at a purchase price of $2.00 per unit (the "Unit Price").
The Common Stock and the Warrants are separately transferable as of the date of this prospectus. Each Warrant is exercisable to purchase one share of Common Stock at $2.50 per share (125% of the Unit Price) with the Warrants subject to adjustments in certain events and availability of federal and state exemptions from registration, for a period of one (1) year from the date hereof. The Company may redeem the Warrants at a price of $.01 per Warrant, at any time beginning 6 months after the date hereof upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Bulletin Board is at least $3.00 per share (150% of the Unit Price) for 20 consecutive trading days, ending not earlier than five days before the Warrants are called for redemption. Prior to this Offering there has been no public market for the Units, Common
Stock and Warrants, nor can there be any assurance that a trading market will develop for any of these securities upon completion of this Offering or, if a market should develop, that it will continue. The Unit Price and the Warrant exercise prices have been arbitrarily determined by the Company and bears no relationship to assets, shareholders' equity or any other recognized criteria of value. The Offering will be conducted by the Company through its president and director N. Edward Berg, who will rely on the safe harbor from broker/dealer registration set out in rule 3a4-1 under the Securities Exchange Act of 1934. The Offering is being conducted directly by the Company without the use of a professional underwriter. A commission will not be paid to the Company or its officers and directors for sales effectuated by them. Officers and directors of the Company my purchase up to 20% of the Units sold in the Offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the Offering. See "RISK FACTORS - Effect of Purchases of Units in this Offering by Officers, Directors and Affiliates", "No Commitment to Purchase Units", "Officers or Directors May Purchase up to 20% of the Units in this Offering" and "PLAN OF DISTRIBUTION."

          The Company will furnish annual reports to its stockholders which will include audited financial statements. The Company may also furnish to its stockholders quarterly financial statements and such other reports as may be authorized by its Board of Directors. See "AVAILABLE INFORMATION."

THE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM AND IT IS NOT INTENDED THAT ANY OF THEM WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.

           Price to             Underwriting Discounts         Proceeds to
           Public (1)(3)          And Commissions (1)(3)        Company(2)(3)

Per Unit     $2.00                       $.20                       $1.80

Total     $300,000                    $30,000                    $270,000


(1) The purchase price per Units is payable by check at the time an investor executes the Subscription Agreement. It includes a maximum ten percent (10%) selling commission payable to any selected Broker/Dealers in connection with sales made through the efforts of such firms. The Company intends to offer and sell the Units through its president and director N. Edward Berg, who will rely on the safe harbor from broker/dealer registration set out in rule 3a4-1 under the Securities Exchange Act of 1934, without the use of a professional underwriter. Presently the Company has not identified any dealers and does not intend to select any broker/dealers who are members of the National Association of Securities Dealers, Inc. (N.A.S.D.), to offer or sell any of its securities, but may elect to do so and will allow a maximum commission of 10% on sales made by brokers. Prior to the involvement of any broker/dealer in the Offering, the Company must obtain a no objection position from the NASD regarding any contemplated compensation and arrangements. In view of the Commission's Division of Corporation Finance any selected broker/dealer that sells securities in this Offering will be deemed an underwriter as defined in
Section 2(11) of the Securities Act of 1933, as amended. The Company will amend the registration statement by post-effective amendment to identify a selected broker/dealer at such time as such broker/dealer sells 5% or more of the Offering. No commissions will be paid for sales effected by officers and directors, however these figures assume payment of commissions on the sale of all Units. The Offering is being conducted directly by the Company without the use of a professional underwriter. See "PLAN OF DISTRIBUTION."

(2) The proceeds to the Company are shown before deduction of offering expenses payable by the Company estimated at $26,780, including legal, and accounting fees and printing costs. See "USE OF PROCEEDS"

(3) The Offering is being conducted by the Company on a "best efforts, all or none" basis. Proceeds will be deposited no later than noon of the next business day after receipt into an escrow account with St Marys Bank, 200 Bedford Street, Manchester, NH 03105, pending receipt of subscriptions totaling $300,000. If subscriptions for all 150,000 Units have not been received within 150 days from the date hereof, subject to an extension at the sole discretion of the Company for an additional period not to exceed 30 days in the aggregate, all funds received will be refunded to subscribers without interest thereon nor deductions therefrom. Subscribers will have no right to return or use of their funds during the offering period, which may last up to 180 days.

            The date of this Prospectus is September    , 1998

          The Units are being offered by the Company subject to prior sale, receipt and acceptance by the Company, approval of certain matters by counsel, and certain other conditions. The Company reserves the right to withdraw or cancel such offer and reject any order, in whole or in part. The date of this Prospectus is September , 1998.

                          AVAILABLE INFORMATION

          The Company has filed, with the United States Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at public reference facilities of the Commission's Washington D.C. office, Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington D.C. 20549. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon request and payment of the prescribed fee. As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") and, in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth
Street, N. W., Washington D.C. 20549, and at the following regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates. Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing Micro
Interconnect Technology, Inc., 70 Horizon Drive, Bedford, New Hampshire
03110.

                      LIMITED STATE REGISTRATION

THE SECURITIES HAVE NOT BEEN REGISTERED IN ANY STATE. APPLICATION FOR REGISTRATION HAS BEEN FILED COLORADO, NEW HAMPSHIRE, UTAH, PENNSYLVANIA, MASSACHUSETTS AND NEW YORK, AND MAY ONLY BE OFFERED OR TRADED IN SUCH OTHER STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION." FOR THE OFFERING HEREUNDER, THE COMPANY INTENDS TO RELY ON, BUT HAS NOT OBTAINED EXEMPTIONS FROM REGISTRATION IN THE STATES OF CALIFORNIA, FLORIDA, GEORGIA, ILLINOIS, NEVADA AND NEW JERSEY. SOME OF THE EXEMPTIONS ARE SELF-EXECUTING, THAT IS TO SAY THAT THERE ARE NO NOTICE OR FILING REQUIREMENTS AND COMPLIANCE WITH THE CONDITIONS OF THE EXEMPTION RENDER THE EXEMPTION APPLICABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE." See "RISK FACTORS
- State Blue Sky Registration; Restricted Resales of the Securities."

UNTIL        , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.

                             PROSPECTUS SUMMARY

   Except for the historical information contained herein, the matters set forth in this Prospectus include forward-looking statements within the meaning of the "safe harbor"provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed throughout the Prospectus. The forward-looking statements included in the Prospectus speak only as of the date hereof. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information presented does not reflect exercise of the Warrants.


                                THE COMPANY

   Micro Interconnect Technology ( the "Company") was recently incorporated under the laws of the State of Nevada on February 11, 1998. The Company has not commenced planned principal business operations and is considered a development stage company. The Company has no significant assets (See Financial Statements), no active business operations nor any results therefrom. To date, activities have been limited to organizational matters, research and due diligence for the corporate business plan and the preparation and filing of the registration statement of which this prospectus is a part. The purpose of the Company's formation is to initially engage in the business of trying to reduce, to industrial production, the proprietary technology contained in one of four patents exclusively licensed to the Company and if successful to use this proprietary technology to initially develop and manufacture an imaging workstation that could be used to help make high density electronic component interconnections which are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter, less expensive and more reliable. If the Company is unsuccessful in developing and profitably marketing an imaging workstation, it will more than likely, be unable to continue operations. The Company, only if successful in developing and profitably marketing an imaging workstation and able to obtain sufficient funding, would begin developing, one at a time, using the company's three other licensed proprietary technology patents, a hole drilling workstation, electroplating work station and chemical processing workstation. Each workstation will take an estimated 3 to 12 months to develop. All of these workstations would have to be successfully developed before any effort could be expended for trying to incorporate these four workstations together to fabricate a complete flexible manufacturing cell (factory) for producing high density electronic interconnects which the Company, itself, could sell to the manufacturers and suppliers of electronic components and devices. There can be no guarantees that the Company will be able to successfully fund, develop, manufacture and profitably market these additional workstations or create the flexible manufacturing cell (factory) for producing high density electronic interconnects. There is high risk for failure because the Company may find it more difficult than anticipated to reduce, to industrial production, the basic concepts of the patents and in dealing with all the other problems associated with the development of new technological products, such as, design flaws, fabrication and delivery delays, testing and calibration problems and the possible intervention of new technology. The technology covered by the Company's patents does not cover all the phases of the process of making high density electronic interconnect components and therefore, there is a higher probability that the Company may not be able to develop and manufacture these workstations. There can be no guarantees that the market will financially support these products, when and if they are developed and manufactured. The Company presently has no preliminary agreements or understandings with respect to the sale of any type of workstation or high density electronic interconnect components. See "BUSINESS - The Base Product", "Development Opportunities" and "Manufacturing."

   The designing of the overall system will need to be addressed first. Research and development activities of the project will consist primarily of labor to reduce the concepts of the Company's patents to industrial production. This will be proven in the proposed imaging workstation. The Company will need to hire employees with skills and experience in these areas to begin the process. Next would be the development of the exposing system where the electro-mechanical and optical concepts would need to be finalized a prototype produced and debugged. The photographic film coating and processing to be used may use conventional techniques or could include pad processing modeled after airborne photo reconnaissance systems widely used in World War II. The run time and other software must be designed and needs to be coded and debugged for implementation into the imaging workstation. Some outside services will be required for some of the electronic fabrication and testing and mechanical manufacturing. There will be many risks associated with the development and production of the imagining workstation including, existing product limitations, such as, the ability to place solder (the melting of a tin alloy) into small places and etc. See "RISK FACTORS - Risk of New Product Development" and "Risk of Technological Development." There are no guarantees that any of these steps can be successfully completed and a workable imaging workstation developed, or if developed, that it would be received favorably by the industry it is trying to gain a market share in. The Company will be totally dependent upon the funding received upon completion of this offering for the development and production of an imaging workstation and expect that from the receipt of such funding it will take at least 12 months to accomplish its development and production and may be longer if any unusual problems are encountered. The Company does not anticipate generating any revenues of any kind before the Company is actually able to market and make sales of the proposed imaging workstation. This could result in the Company needing to seek additional funding of which there are no assurances that the Company would be able to secure, on favorable terms, any such needed financing. See "RISK FACTORS - Need for Additional Funding."

   The hole drilling, electroplating and chemical processing workstations will each require similar activities and timing for their development. Those activities would primarily consist of labor to reduce, to industrial production, the concepts of the patents to be proven in the workstations. Again, the production of each of these workstations would be dependent upon the successful development and completion of the various steps associated with each type of workstation and the ability to overcome the technological risks and limitations encountered. See "RISK FACTORS - Risks of Technological Development", "Potential Product Development Delays" and "Risk of New Product Development."

   The development of each of these other workstations will need funding, which the Company presently expects to generate from the sales of the Company's workstations and/or from additional funding activities. Revenues will be dependent upon the successful completion and sales of any of the Company's workstations. There can be no guarantees that the Company will ever be able to successfully develop, produce, market or sell any of its proposed workstations or that, even if it does, that sales revenue would be sufficient for funding the development of one of the undeveloped workstations without the need for additional funding activities. The Company believes that in the event this Offering is successfully completed, that it will have sufficient funding for the following 12 months. See "RISK FACTORS - Need for Additional Funding."

   The development of the Company's flexible manufacturing cell will be dependent upon the successful completion of all of these workstations of which, there can be no assurances that any of them will ever be successfully developed and manufactured. The flexible manufacturing cell (factory) could commence development within four years from the successful completion of this Offering and would take approximately 3-6 months for development and if successfully completed, could then begin generating revenues for the Company. Its development would be associated with the same material risks involved in the development of any new technological product. The inability of the Company to develop any one of its workstations would have a very negative impact upon the Company's ability to develop a flexible manufacturing cell (factory) for producing high density electronic interconnects which the Company, itself, could sell to the manufacturers and suppliers of electronic components and devices. The failure to eventually develop a flexible manufacturing cell (factory) would have a sustained material adverse effect on the Company's business, financial condition and results of operations. See "RISK FACTORS - Risk of New Product Development", "Risk of Technological Development" and "Potential Product and Development Delays."

   The Company presently has no office facilities but will use the home office of N. Edward Berg, its president, on a rent-free basis until the completion of this Offering, at which time the Company will enter into an agreement for leasing approximately 1200 square feet of executive and manufacturing space for a one year period with an option to extend it for another year. The manufacturing space will have a computer and software support system and manufacturing type tools needed for the fabrication support of the Company's proposed imaging workstation. See "BUSINESS - Facilities."

   The Company's principal executive offices are located at 70 Horizon Drive, Bedford, NH 03110, telephone (603)472-7068, facsimile (603) 472-7043.

                                THE OFFERING

SECURITIES OFFERED . . . . .  150,000 Units (the "Units"), consisting of
150,000 shares of Micro Interconnect Technology, Inc. Common Stock with a par value of $.001 per share, 300,000 redeemable Common Stock purchase warrants (the "Warrants"). The Common Stock in the Units and underlying Warrants will have equivalent voting rights, on a share for share basis, with the current outstanding Common Stock of the Company. See "DESCRIPTION OF THE SECURITIES."

OFFERING PRICE . . . . . . .  $2.00 Per Unit.

WARRANTS . . . . . . . . . .  Each Warrant allows the holder to purchase one share of Common Stock for $2.50(125% of the Unit Price); the Warrants are subject to adjustments in certain events and for a period of one (1) year from the date of this Prospectus. The Warrants are separately transferrable from the Common Stock as of the date of this Prospectus. The Company may redeem the Warrants at a price of $.01 per

Warrant, at any time beginning 6 months after the date of this Prospectus upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the NASDAQ Bulletin Board is at least $3.00 per share (150% of the Unit Price) for 20 consecutive trading days, ending not earlier than five days before the Warrants are called for redemption. See "DESCRIPTION OF SECURITIES - Warrants."

USE OF PROCEEDS. . . . . . .  Management intends to use the net proceeds from this Offering primarily to provide initial working capital for engaging in the business of trying to reduce to industrial production the proprietary technology contained in patents exclusively licensed to the Company. The Company will try to use this proprietary technology to develop and manufacture an imaging workstation that could be marketed by the Company and could be used in the future for the development of a complete manufacturing cell for producing high density electronic component interconnections such as are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter and more reliable. See "USE OF PROCEEDS." The Company may find it more difficult than anticipated to reduce, to industrial production, the basic concepts of the patents. And, whereas the technology covered by these patents does not cover all the phases of the process of making high density electronic component interconnects there is a higher probability that the Company may not be able to develop, manufacture and successfully market the imaging workstation. Unless the Company is able to develop, manufacture and successfully market the imaging workstation, it would not be able to begin work on the development of other workstations that would be needed for incorporation into a complete flexible manufacturing cell (factory) that could produce high density electronic interconnects to be sold by the Company to the manufactures and suppliers of electronic components and devices.

   Over 58% of the net proceeds are to be used for salaries for research and development activities that will primarily consist of labor to reduce, to industrial production, the basic concepts of the patents for development of the imaging workstation. Approximately 35% will be used for further research and manufacturing development expenses and the remaining 6% is to be used for office, sales and travel expenses.

   The Company intends to offer and sell the Units through its president and director N. Edward Berg, who will rely on the safe harbor from broker/dealer registration set out in rule 3a4-1 under the Securities Exchange Act of 1934, without the use of a professional underwriter. Presently the Company has not identified any dealers and does not intend to select any broker/dealers who are members of the National Association of Securities Dealers, Inc. (N.A.S.D.), to offer or sell any of its securities. But it may elect to do so and will allow a maximum commission of 10% on sales made by brokers. Prior to the involvement of any broker/dealer in the Offering, the Company must obtain a "no objection" position from the NASD regarding any contemplated compensation and arrangements. In the view of the Commission's Division of Corporation Finance, any selected broker/dealer that sells securities in this Offering will be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933, as amended. The Company will amend the registration statement by post-effective amendment to identify a selected broker/dealer at such time as such broker/dealer sells 5% or more of the Offering. No commissions will be paid for sales effected by officers and directors, however these figures assume payment of commissions on the sale of all Units. The Offering is being conducted directly by the Company without the use of a professional underwriter. Offering proceeds will be escrowed pending completion or termination of the Offering. The Offering will terminate 150 days from the date hereof, subject to an extension at the sole discretion of the Company for an additional period not to exceed 30 days in the aggregate, and funds held in escrow will be promptly returned to subscribers, without interest thereon or deduction therefrom, unless the Offering is completed on or before that date upon receipt of subscriptions for the entire offering amount. See "PLAN OF DISTRIBUTION."

TRANSFER/WARRANT AGENT . . . Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, (801) 272-9294, has
agreed to serve as the transfer/warrant agent and registrar for the Company's outstanding securities upon completion of the Offering.

SECURITIES OUTSTANDING . . . The Company is authorized to issue up to 50,000,000 shares of Common Stock and presently has 1,000,000 shares issued and outstanding. Upon completion of this Offering, 1,150,000 shares will be issued and outstanding. Exercise of the Warrants, all or in part, would increase the issued and outstanding Common Stock of the Company accordingly. In addition, the Company has adopted a Stock Option Plan pursuant to which 1,000,000 shares of Common Stock may be issued upon the exercise of options which the Board of Directors has the authority to grant to officers, directors and employees. See "1998 STOCK OPTION PLAN."

RISK FACTORS . . . . . . . .  The Company is a developmental stage company with no operating history; accordingly, there can be no assurance that the Company will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level. An investment in the Company is highly speculative. Investors will suffer substantial dilution in the book value per share of the Common Stock compared to the Purchase Price. The Company could incur substantial losses during its start up phase. No person should invest in the Company who cannot afford to risk loss of the entire investment.See "RISK FACTORS" and "DILUTION."

ADDITIONAL INFORMATION. . . .Persons desiring to ask questions regarding the Company should contact the Company at the address set forth herein.

SUMMARY OF SELECTED
FINANCIAL DATA . . . . . . .  The Company is a development stage company and has no revenues or earnings from operations. As of August 15, 1998:

                              Total Assets . . . . . . . . . . . $10,325
                              Total Liabilities. . . . . . . . . .$1,661
                              Shareholders Equity. . . . . . . . .$8,664
                              Net Tangible Book Value. . . . . . .$8,664
                              Net Tangible Book Value per share.$.008664

                        GLOSSARY OF INDUSTRIAL TERMS

   ALIGNMENT: Placement of the circuit images relative to mechanical holding pins (Tooling pins) to insure layers are properly positioned horizontally relative to each other when they are stacked vertically in multi-layered printed circuit boards.

   ASSEMBLY: A collection of electro-mechanical and optical devices working together to perform a function in a workstation.

   BREADBOARD: An assembly of electronic and mechanical devices constructed to test feasibility of a concept. First prototype.

   CHIP(s): See semiconductors.

   COMPUTER COMPENSATION OF MANUFACTURING DEFECTS: Correcting of repeatable errors in the manufacturing process by changing the previous processes to correct the defect (i.e. if the bonding operation in a multi-layer PCB causes undesired elongation of the layers, the imaging for the layers can be correspondingly shrunk, thereby correcting for the undesired elongation).

   DEVELOPMENT OF INTERCONNECT (CIRCUIT) IMAGE: Steps in the production of interconnects which lead up to the etching or plating of the interconnects on the substrate. (i.e. making the interconnect images on the photo-resist).

   DIRECT DIGITAL IMAGING: Selectively cross linking a photo-resist (photo-polymer) with a laser without using a photo-tool or insitu mask. This technique has not seen wide scale usage due to high equipment costs and slow production speeds. Speeds are directly related to density.

   ELECTRONIC INTERCONNECTS: The conductors that provide electrical paths or connections between electronic elements such as semiconductors "chips" and electronic components (resistors, capacitors etc.) forming a circuit. (i.e. a printed circuit (wiring) board.)

   ELECTRO-MECHANICAL: Assemblies involving electronic, mechanical and optical components.

   EXPOSING SYSTEMS: A piece of equipment that takes film or computerized images and produces them on a resist coated substrate for interconnect manufacture.

   FLEXIBLE MANUFACTURING CELL. A collection of work stations which perform different manufacturing operations on the interconnects as they move through the cell from station to station - progressing from raw materials to finished product. An automated factory.

   HIGH DENSITY ELECTRONIC INTERCONNECTS (HDI): Interconnects that are small in size and spaced close together. (i.e. printed circuit boards whose interconnects are greater in density than 100 conductors (wires) per square inch (5/1000 of an inch lines and spaces)).

   IMAGING DEFECTS: Variations in the image from the desired.

   IMAGING WORK STATION: Part of a flexible manufacturing cell that coats substrates with a photo-resist, masks that resist by applying an emulsion film, then exposing the emulsion film with an exposure system the utilizes an electronic form of the interconnect images, develops the emulsion film forming an insitu mask. The photo-resist is then exposed and developed, making the substrate ready for etching or plating of the interconnect.

   INSITU: In position of close contact. Direct contact with minimal spacing. A mask that is in direct contact with the photo-polymer resist.

   INTEGRATED CIRCUIT (IC): See semiconductors.

   MASKS: A medium that selectively allows light transmission. (i.e. a black and white film used as a photo-tool). In electronic interconnect production, masks (photo-tool or insitu mask) are placed on top of a photo-polymer. Light is passed through the mask, causing the photosensitive layer to be selectively exposed. The exposed areas become chemically cross-linked while the unexposed areas remain in their original state. This process determines what will become the conducting (interconnect) and nonconducting parts of the substrate (i.e. printed circuit board with conducting traces, or wires). Masks are used for selecting which areas will not be affected (masked off) in a process and which areas which will be affected (i.e. which areas will be plated and which areas will not be plated to produce the desired circuit).

   MASKS, HIGH DENSITY: Masks that have high resolution and provide fine features. (i.e. 100 conducting lines per square inch. See high density interconnects).

   MASKS MADE BY THE COMPANY'S PROPRIETARY METHODS: A photographic film emulsion is coated on the photo-polymer (resist) to form an insitu mask that is selectively exposed by the company's proprietary methods and developed to form the desired circuit (interconnect) images. The resist (photo-polymer) is then cross-linked and developed. The desired interconnects are subsequently plated or etched.

   MULTI-CHIP MODULE (MCM): An interconnection method for interconnecting semiconductors (chips) wherein the conductors are deposited on silicon substrates. Chips that require a high number of interconnections between them can be connected together in a module thereby reducing the number of interconnects that the PCB must provide to the module.

   OPTICALS: The lenses and optical components of an exposing system.

   PHOTO-PLOTTER: An electronic-optical and mechanical apparatus for making photo-tools (circuit images on plastic based film).

   PHOTO-RESIST: A photo-polymer that, when cross-linked by exposure to light and developed, resists a plating or an etching process. The required exposure is about 1/100 joules per square centimeter of ultra violet light energy.

   PHOTO-TOOL: A black and white film upon which circuit (interconnect) images are recorded. In PCB production the photo-tool is placed on a photo-resist coated substrate and the photo-tool is flooded with UV light to cross-link the photo-resist to form the circuit (interconnect) images. The circuit is then produced by an etching or plating process.

   PRINTED CIRCUIT BOARD (PCB): A substrate upon which electronic interconnects (conductors that provide electrical paths "wires" between electronic elements) are made. The printed circuit board generally is the structure upon which the components are placed and soldered into position completing the connection path.

   PRINTED WIRING BOARD (PWB): See printed circuit board.

   PROTOTYPE: The first model of a new design.

   RESIST: See photo-resist.

   SCALEABLE: Process that can be improved over time by refinements without requiring new inventions.

   SCRAP RATE: The amount of product produced that is not shippable due to defects compared to the amount of products that could be shipped if there were no defects.

   SEMICONDUCTORS: Circuit elements made in a common package such as a personal computer chip, i.e. Pentium by Intel and 486 by Advanced Micro Devices, etc.

   SERVICE CENTER FOR IMAGING: A common location for supplying interconnect (circuit) imaged substrates (printed circuit board substrates) to multiple customers (printed circuit board manufacturers).

   SUBSTRATE: The non-conducting surface upon which the circuit interconnects are made. (i.e. bare (non-metallic clad) printed circuit board).

   WORK STATION: A part of a flexible manufacturing cell that performs specific operations on the interconnects as they move through the cell. (i.e. placing the interconnect image on the substrate and preparing it for an etch or plating operation to form the interconnects).

                               RISK FACTORS

   Prospective purchasers of the Common Stock should carefully consider the following risk factors and the other information contained in this Prospectus before making an investment in the Units. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. See, e.g., "MANAGEMENT'S PLAN OF OPERATIONS" and "BUSINESS." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RISKS INHERENT IN A NEW START-UP COMPANY

   LIMITED OPERATING HISTORY. The Company was only recently incorporated, has no significant assets, no current business operations nor any history of operations and is considered to be a development stage enterprise. There is absolutely no assurance that the Company will be able, upon completion of this Offering, to successfully implement its proposed business or that it will ever operate profitably.

   LIMITED CAPITAL/NEED FOR ADDITIONAL CAPITAL. The Company presently has no significant assets or operating capital and is totally dependent upon receipt of the proceeds of this Offering to provide the minimum capital necessary to commence its proposed business. Upon completion of the Offering, the amount of capital available to the Company will still be extremely limited. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering. In the event that the proceeds from this Offering are not sufficient, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements. See "USE OF PROCEEDS."

   NO DIVIDENDS. The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. See "DIVIDEND POLICY."

   LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Nevada Revised Statutes provides that the Company shall provide indemnification of officers and directors and certain employees under certain circumstances and payment of expenses outlined in the statute. The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the fullest extent allowable under the statute. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   OTHER CONFLICTS OF INTEREST. The Company will be dependent upon the availability of the office and other physical facilities provided by its officer's wife for record keeping and for manufacturing and engineering. The Company presently contemplates entering into a one-year lease agreement with the Company having the option for an additional year. The arrangements under which such facilities were made available to the Company were determined by the officer and were not the result of arms length negotiation. It is also contemplated that the Company my enter into additional non arms length transactions with members of management. Management intends that such transactions be entered into on a fair and reasonable basis to the Company; however, due to the non arms length nature of such transactions, there is no assurance of this. See "CERTAIN TRANSACTIONS."

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

   UNCERTAIN MARKET ACCEPTANCE. The Company will initially develop, manufacture and market equipment used for the production of new high density electronic interconnect products used for the interconnecting of electronic components and equipment. These are products that could help make electronics run at higher speeds and become smaller, lighter and more reliable. Management believes that these products, when developed, could enhance some electronics and could spur the growth of new electronic products, and, hence, a market for the products which the Company intends to market. However, no assurance can be given that a market for the products will arise once the product development is complete. The Company has not undertaken any independent market studies to determine the feasibility of the products that the Company intends to market. Even if demand for the products does arise, it is possible that the Company will be unable to capitalize immediately on the opportunity because of the necessary time and resources needed to develop the market.

   RISK OF NEW PRODUCT DEVELOPMENT. The Company may experience difficulties that could delay or prevent the development, introduction and marketing of new products. The Company will be dependent in the near future upon products that will be developed. There can be no assurance that, despite testing by the Company, problems will not be found in the Company's products, or, if problems are discovered, corrected in a timely manner. If the Company is unable on a timely basis to develop new products or enhancements to existing products, or if its products do not achieve market acceptance, the Company's business, operational results and financial condition will be materially adversely affected. See "BUSINESS - The Base Product" and "Development Opportunities."

   RISK OF TECHNOLOGICAL DEVELOPMENT. The Company believes that currently no competitor is working on the development of interconnecting electronic components and equipment that are based on the proprietary approach of the Company's. These methods, when developed, may enhance electronics that would benefit from higher density interconnects and could spur the growth of new electronic products where size & weight are an issue. There can be no guarantee that there is not currently in existence another technology or proprietary approach with superior characteristics and range, nor that such a technology or proprietary approach will not be developed. Accordingly, the Company's success is dependent on its ability to anticipate technological changes in the industry and to continually identify, develop and successfully market new products that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products which have perceived advantages over those of the Company or which render the Company's products obsolete or less marketable. Any imaging workstations, or other workstations, used in the production of high density electronic interconnects that prove superior to the Company's could significantly damage the sales of the Company.

   The patents represent basic concepts, whose reduction to industrial production may be more difficult than anticipated. The patents do not cover all phases of the process of making high density interconnects. And, although management feels that the phases not covered by the patented technology are less critical in the manufacture of high density inter-connects, they may turn out to be more difficult to solve than anticipated. Other risks associated with the technological development of the Company's products will be associated with existing process limitations. These include the ability to place solder (the melting of a tin lead alloy) into small places in order to join the components to the interconnects, the ability to keep the characteristics (flatness, smoothness, etc.) of the surface upon which the circuit image is placed and the problem of heat build-up when component (chips) are placed in close proximity to each other, thereby limiting the possible packing density. These process limitations may restrict the interconnect feature size.

   POTENTIAL PRODUCT DEVELOPMENT DELAYS. The successful development of new products by the Company is essential to the success of the Company. The Company aims to develop an imaging workstation and other work stations necessary to complete a flexible manufacturing cell which will produce high resolution electronic interconnects over the next four years and expects the development time for the various products to take between 3 and 12 months. If successfully developed, the imaging workstation, by itself, may not have the desired marketplace acceptance to bring the Company to profitability since it will solve only one aspect of the problems of making high density interconnects. There can be no guarantees that the Company will be able to develop any new products during this time frame. The process of developing a workstation involves trying to reduce the basic concepts of the Company's patents to practice, designing, manufacturing and, finally, testing the product. The nature of the development process means that there is a risk, that even if the products are successfully developed, the process could take significantly longer than expected. Delays in the development of new products would delay the sales that the Company requires in order to attain profitability. Additionally, failure on the part of the Company to develop the intended products quickly could lead to another technology gaining market acceptance before the Company's products; therefore, reducing the market share available to the Company, and increasing the difficulty of selling the products. Any delays could materially adversely affect the Company's business, financial condition and results of operations. See "MANAGEMENT'S PLAN OF OPERATIONS."

   DEPENDENCE ON SUPPLIERS. The Company does not initially plan any long-term supply agreements with any of its suppliers, and the majority of the critical components for subassemblies included in the Company's products are obtained from a limited group of suppliers. The manufacture of certain components for the subassemblies is complex and requires long lead times and the Company's systems cannot be produced without certain critical components. Additionally, alternative suppliers for many of these components may not be readily available, and no substantial increase in the number of alternative suppliers is anticipated. The Company intends to continue to rely on outside suppliers because of their specialized expertise in component fabrication and subsystem assembly. The Company's reliance on a limited group of suppliers involves several risks, including the potential inability to obtain an adequate supply of components and reduced control over pricing and delivery time. There can be no assurance that delays or shortages caused by suppliers will not occur in the future. Any inability to obtain adequate, timely deliveries of components or subassemblies could prevent the Company from meeting scheduled shipment dates. This would damage relationships with prospective customers and would materially adversely affect the Company's business, financial condition and
results of operations. See "BUSINESS   Manufacturing", "BUSINESS - Base
Product - Imaging Workstation."

   HEALTH AND SAFETY REGULATIONS AND STANDARDS The Company's products are subject to numerous governmental regulations designed to protect the health and safety of operators of manufacturing equipment and the environment. In addition, numerous domestic semiconductor manufacturers, including certain of the Company's potential customers, have subscribed to voluntary health and safety standards and decline to purchase equipment not meeting such standards. The Company believes that its products will comply with all applicable material governmental health and safety regulations and standards and with the voluntary industry standards currently in effect. In part because the future scope of these and other regulations and standards cannot be predicted, there can be no assurance that the Company will be able to comply with any future regulation or industry standard. Non-compliance could result in governmental restrictions on sales and/or reductions in customer acceptance of the Company's products. Compliance may also require significant product modifications, potentially resulting in increased costs and impaired product performance. See "BUSINESS - Government Regulations and Industry Standards."

   DEPENDENCE ON PATENT PROTECTION. The Company currently plans to develop an imaging work station and eventually other work stations which will be used in a flexible manufacturing cell for the development and production of high density electronic interconnects. The technology for developing the new equipment for the production of the new high density electronic interconnects and new electronic interconnects will be protected by certain patents exclusively licensed by the Company. The Company intends to enforce its licensed patents aggressively. However, there can be no assurance that such protection will be available in any particular instance nor that the Company will have the financial resources necessary to enforce its rights adequately. The unavailability of such protection or the inability to adequately enforce such rights could materially adversely affect the Company's business and operating results. The Company operates in a competitive environment in which it would not be unlikely for a third party to claim that certain of the Company's future products may infringe the patents or rights of such third parties. If any such infringements exit or arise in the future, the Company may be exposed to liability for damages and may be required to obtain licenses relating to technology incorporated into the Company's products. The Company will continue to seek patents for all the products that it develops; however, there can be no guarantee that future products will be patent protected, nor that a competitor may not find a means of circumventing any patents that are awarded. The Company's inability to obtain such licenses on acceptable terms or the occurrence of related litigation could materially adversely affect the Company's operation. See "BUSINESS - Patent Licensing and Marketing Agreements."

   DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the management of N. Edward Berg, its President and Chief Executive Officer. Although the Company intends to retain other experienced and qualified managers, the loss of the services of Mr. N. Edward Berg, whether as a result of death, disability or otherwise, could have a material adverse effect on the Company's operations. The Company does not have the resources to obtain key-man insurance on the lives of its key officers and employees.

   COMPETITION. The Company plans to market new equipment to produce new and improved high density electronic interconnects and eventually to produce and sell the new high density interconnects themselves. These products are being developed and produced using the patented proprietary technology that the Company has exclusively licensed. The market for the Company's products when developed is intensely competitive, quickly evolving and subject to rapid technological change. Competitors may develop superior products or products of similar quality for sale at lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by changing technology or new industry standards. The Company expects competition to persist and increase in the future. The Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. This intense level of competition could materially adversely affect the Company's future business, operating results and financial condition. Competitive factors in the industry include product pricing, capabilities, reliability, speed and cost. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. Many of the Company's competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which is expected to increase. They can be expected to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors, to enter into existing markets or introduce new products. The industry is also characterized by frequent introductions of new products. The Company's ability to compete successfully will be largely dependent on its ability to anticipate and respond to various competitive factors affecting the industry. These include new products which may be introduced, changes in customer preferences, demographic trends, pricing strategies by competitors and consolidation in the industry where smaller companies with leading edge technologies may be acquired by larger multinational companies. This, together with the limited capital available to the Company which will limit its marketing effort, creates a significant competitive disadvantage. If the Company is not able to compete successfully, regardless of the development of its products and the success of this Offering, it will not succeed. See "BUSINESS - Competition."

RISKS RELATED TO THE OFFERING

   BEST EFFORTS OFFERING/NO FIRM COMMITMENT. The Units are offered by the Company on a "best efforts, all or none basis"; there is no underwriter and no firm commitment from anyone to purchase all or any of the Units offered. No assurance can be given that all of the Units will be sold. However, escrow provisions have been made to insure that if subscriptions for all the Units are not received within the offering period, plus any extensions, all funds received will be promptly refunded to subscribers without interest thereon or deductions therefrom. During the offering period, which could last up to 180 days, subscribers will receive no interest on their funds nor have any use or right to return of the funds.

   LACK OF UNDERWRITER PARTICIPATION. Because the Company has not engaged the services of the Underwriter with respect to this Offering, the independent due diligence review of the Company, its affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed with respect to the Company, and investors will not have the benefit of an underwriter's independent due diligence review. Furthermore, lack of underwriter or broker/dealer participation in the Offering is likely to increase the risk that no market for the Company's securities will develop upon completion of the Offering.

   UNCERTAIN SUFFICIENCY OF FUNDS. The Company believes that the net proceeds to the Company from the sale of the Units offered hereby (assuming that all Units offered hereby are sold) will provide the Company with sufficient capital to fund continuing operation, development and expansion of the Company's business. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from the sale of its products (see "USE OF PROCEEDS").

   POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company has had no revenues to date and is entirely dependent upon the proceeds of this Offering to commence operations relating to its prospective business. The Company will not receive any revenues until, at the earliest, revenues are received from the sales of the Company's proposed imaging workstation which could be at least 12 months or longer from the time of closing of this Offering. Although the Company believes that the proceeds of this Offering will be sufficient to effect its business, the Company cannot ascertain with any degree of certainty the capital requirements for the development and production of a marketable imaging workstation. In the event that the net proceeds of this Offering prove to be insufficient for purposes of developing and producing an imaging workstation, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will be providing any loans to the Company. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to finish the development and production of an imaging workstation, the Company would find that such failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the business.

   There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to finance the operations of the business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and the prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds for an additional infusion of capital into the business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

   Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or when market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

   RISK THAT ADDITIONAL FINANCING WILL BE UNAVAILABLE. Although there is a specific business plan contemplated by management, it may be expected that any such business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available.

   BENEFITS TO PRESENT STOCKHOLDERS/DISPROPORTIONAL RISKS. The 1,000,000 presently outstanding Shares of the Company's common stock was purchased by the founder of the Company for $10,000.00. If the founder does not purchase any of the securities offered hereby, such person will still own, immediately after completion of the Offering, 87% of the then outstanding common stock, and investors in this Offering will own the other 13%, for which they will have paid $300,000 cash. Investors in this Offering will contribute to capital of the Company a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a disproportionately greater share of the Company if successful, while investors in this Offering risk a disproportionally greater loss of cash invested if the Company is not successful. See "COMPARATIVE DATA."

   BROAD DISCRETION AS TO USE OF PROCEEDS. The Company's Management shall have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from this Offering. The allocation of the Proceeds of the Offering may vary significantly depending upon numerous factors, including the success that the Company has developing and marketing its products. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of this Offering. Investors purchasing the Units offered hereby will be entrusting their funds to the Company's management, upon whose judgement the Subscribers must depend. See "USE OF PROCEEDS."

   DISCRETIONARY USE OF PROCEEDS; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Board of Directors of the Company will have broad discretion in allocating the net proceeds of the Offering among the categories discussed in "USE OF PROCEEDS." If the net proceeds of the Offering are not adequate for completion of the Company's anticipated uses, additional financing may be necessary. No assurance can be given that the Company will be able to secure additional financing or that such financing will be available on favorable terms. If the Company is unable to obtain such additional financing, the Company's ability to maintain its current level of operations could be materially adversely affected and the Company may be required to reduce its overall expenditures. See "USE OF PROCEEDS," "BUSINESS" and "MANAGEMENT'S PLAN OF OPERATIONS."

   DILUTION. Persons purchasing Units in the Offering will suffer an immediate and substantial dilution to the net tangible asset value of their shares below the public offering price. As of August 15, 1998, the Company had a net tangible asset value of approximately $.009 per share. Assuming that all Units offered hereby are sold, the Company will have a net tangible asset value of approximately $.22 per share, or a decrease from the $2.00 purchase price of 89%. Dilution may also occur if the Company issues additional shares at a price lower than the offering price stated herein. A substantial portion of the 50,000,000 authorized shares of common stock of the Company will remain unissued if all shares offered hereby are sold. The Board of Directors has, however, the power to issue such shares without shareholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering. See "DILUTION."

   CONTINUATION OF MANAGEMENT CONTROL. The Company's present officers, directors and principal shareholders own a majority of the Company's outstanding stock and they may, subject to certain restrictions, purchase Units in the Offering. However, even if the officers, directors and principal shareholders do not purchase any of the securities offered hereby, such persons, upon the completion of this Offering, will own approximately 87% of the total outstanding securities and will have working control of the Company. Investors in this Offering will have no ability to remove, control or direct such management. See "PRINCIPAL SHAREHOLDERS."

   NO PRESENT ACQUISITION OR MERGER TRANSACTION CONTEMPLATED. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the prospectus.

   STOCK OPTION PLAN. The Board of Directors has adopted and present shareholders have approved a Stock Option Plan pursuant to which 1,000,000 shares of the Company's Common Stock are reserved for issuance upon exercise of options which may be granted under the plan to officers, directors and employees of the Company, subject to the terms and conditions of the plan. Holders of such options will be given the opportunity, during the exercise period of such options, to benefit from any rises in the market price of the Company's Common Stock, and can be expected to exercise such options at a time when the Company would be able to sell its securities at a higher price. Exercise of such options may result in further substantial dilution to investors in this Offering in the net tangible book value per share of their Common Stock as well as a substantial reduction in their proportionate ownership in the Company. See "1998 STOCK OPTION PLAN."

   ARBITRARY DETERMINATION OF OFFERING PRICE. The public offering price of the Units offered hereby was arbitrarily determined by management of the Company and was set at a level substantially in excess of the price recently paid by such management for shares of common stock of the Company. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the Company's securities.

   EFFECT OF PURCHASES OF UNITS IN THIS OFFERING BY OFFICERS, DIRECTORS AND AFFILIATES. Officers and directors of the Company may purchase up to 30,000 of the Units sold in the Offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with Rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the securities). Such purchases may be made for the purpose of closing the minimum Offering.

   To the extent of any such purchases for investment purposes only, a portion of the securities, from this Offering will not enter the "public float." The public float is the amount of free-trading securities which are immediately resalable in the trading market. Such reduction means that there are fewer securities for the public investors to purchase and resell and may cause a lack of liquidity in the trading of the Company's securities. Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the Offering.

   NO COMMITMENT TO PURCHASE UNITS. No commitment exists by anyone to purchase any of the Units offered. Consequently, no assurance can be given that any Units will be sold. Although no commitment has been made, officers and directors may purchase up to 30,000 Units of the Offering. This Offering is being made on a "best efforts, all or none" basis. In the event that the 150,000 Units are not sold within 150 days from the effective date of this prospectus, subject to an extension at the sole discretion of the Company for an additional period not to exceed 30 days in aggregate, all proceeds raised will be returned promptly to the subscriber in full without interest thereon. Subscribers will not be entitled to a return of funds from the escrow during the offering period (including the extension thereof). (See "THE OFFERING" and "PLAN OF DISTRIBUTION.")

   OFFICERS OR DIRECTORS MAY PURCHASE UP TO 20% OF THE UNITS IN THIS OFFERING. The company may make sales of Units to officers and directors of the company and that such persons may purchase up to 30,000 of the Units offered hereby, although they have made no commitment to do so. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of the Company's Units. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. The officers and directors could purchase up to 20% of the amount required for closing if no sales are made to new shareholders, of which could be 30,000 Units. Such purchases will increase the percentage of securities being held by the officers and directors.

   NO ASSURANCE OF A LIQUID PUBLIC MARKET FOR SECURITIES. There has been no public market for the Units or Warrants prior to the Offering made hereby. The Units and Warrants will not be listed on an exchange or quoted on the NASDAQ system upon completion of this Offering and there can be no assurance any market will develop for the securities or that if a market does develop, that it will continue. There can also be no assurance as to the depth or liquidity of any markets for the Units or Warrants or the prices at which holders may be able to sell the securities. As a result, an investment in the Units may be totally illiquid, and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

   VOLATILITY OF STOCK PRICES. In the event a public market does develop for the Units or Warrants, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors, such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition, and management.

   SHARES ELIGIBLE FOR FUTURE SALE. All 1,000,000 shares of the Company's Common Stock outstanding are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of those shares under Rule 144 could depress the market price of the Common Stock in any market that may develop. All of the current outstanding shares become eligible for sale pursuant to Rule 144 on February 16, 1999.

   In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated) who has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. The person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility than substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "PRINCIPAL SHAREHOLDERS" and "SHARES ELIGIBLE FOR FUTURE SALE."

   POTENTIAL ISSUANCE OF ADDITIONAL COMMON STOCK. The Company is authorized to issue up to 50,000,000 shares of common stock, of which only 1,150,000 shares will be issued and outstanding upon completion of this Offering, but excluding up to 300,000 shares that may in the future be issued pursuant to outstanding warrant holders. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. See "DESCRIPTION OF SECURITIES - Common Stock."

   ISSUANCE OF PREFERRED STOCK. The Company is authorized to issue up to 10,000,000 shares of preferred stock, $.001 par value per share, none of which is currently issued or outstanding. Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of the series. Preferred stock may, if and when issued, have rights superior to those of the common stock offered hereby. See "DESCRIPTION OF SECURITIES - Preferred Stock."

   POSSIBLE PAYMENT OF FINDER'S FEES TO MANAGEMENT OR AFFILIATES. Management does not currently intend to pay any finders fees from the revenues or other funds of the Company. In the event that a person or entity assists the Company in connection with the introduction to a prospective business product opportunity which is ultimately consummated, such person or entity may be entitled to receive, upon Board of Directors approval, a finder's fee through the issuance of securities in consideration for such introduction. Such person may be required to be registered as, among other things, an agent or broker/dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The executive officers, directors or affiliates of the Company may be entitled to receive a finder's fee in the event they originate a prospective business product or opportunity. See "MANAGEMENT."

   CUMULATIVE VOTING AND PRE-EMPTIVE RIGHTS. There are no pre-emptive rights in connection with the Company's common stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. Even if all the Units are sold, the current shareholders will own a majority interest in the Company. Accordingly, the present shareholders will continue to elect all of the Company's directors and generally control the affairs of the Company. See "DESCRIPTION OF SECURITIES - Common Stock."

   PENNY STOCK REGULATION. Broker/dealer practices in connection with transactions in "penny stocks " are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker/dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

   APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS. The securities of the Company will be considered low-priced securities under rules promulgated under the Exchange Act. Under these rules, broker/dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker/dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker/dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions, will be a decrease in the willingness of broker/dealers to make a market in these securities, decreased liquidity of these securities and increased transaction costs for sales and purchases of these securities as compared to other securities.

   STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SHARES. The Company has not made application to register the Securities in any states except Colorado, New Hampshire, Utah, Pennsylvania, Massachusetts and New York. The Company will seek to obtain an exemption from registration to offer the Securities in various state jurisdictions and may also make additional application to register the Securities in some states. Purchasers of the Securities in this Offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Securities are registered. In order to prevent resale transactions in violation of states' securities laws, public stockholders may only engage in resale transactions in the Securities in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock and Warrant certificates shall contain information with respect to resale of the Securities. Further, the Company will advise its market makers in the Securities, if any, of such restriction on resale. Such restriction on resales may limit the ability of investors to resell the Securities purchased in this Offering.

   Several additional states may permit secondary market sales of the Securities (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records, (ii) after a certain period has elapsed from the date hereof, or (iii) pursuant to exemptions applicable to certain investors.

   EXERCISE OF WARRANTS. As a result of the short exercise period, high exercise price of the warrants and the right of the Company to redeem the Warrants, the Warrants may become worthless. In the event the then current trading price of the Common Stock is not at least equal to the exercise price of $2.50 for the Warrants, it is unlikely that the Warrants would have any value, with the result that it is unlikely the additional proceeds will be received by the Company from exercise of Warrants. See "DESCRIPTION OF SECURITIES - Warrants."

   NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES OF COMMON STOCK UNDERLYING THE WARRANTS. The Warrants are not convertible or exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares of Common Stock have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the holders of such Warrants. There can be no assurance that the Company will have or maintain a current prospectus or that the securities will be qualified or registered under any state laws. See "DESCRIPTION OF SECURITIES - Warrants."

   REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company under certain circumstances upon 30 days' written notice to the Warrant holders at $.01 per Warrant. In such event, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. Any Warrants not exercised by that time will cease to be exercisable, and the holders will be entitled only to the redemption price, which is likely to be substantially less than the market value of the Warrants. Accordingly, such redemption could force the Warrantholders to exercise the Warrants and pay the exercise price at a time when it might be disadvantageous for them to do so or sell the Warrants at the then market price when they might otherwise prefer to hold the Warrants. See "DESCRIPTION OF SECURITIES - Warrants."

                                 DILUTION

     Dilution is the difference between the offering price of $2.00 per Unit for the common stock offered herein (ascribing no value to the Warrants included in the Units), and the net tangible book value per share of common stock immediately after its purchase. The Company's net tangible book value per share of common stock is calculated by subtracting the Company's total liabilities from its total assets less intangible assets, and then dividing by the number of shares then outstanding. The net tangible book value of the Company, based on the August 15, 1998 audited financial statements, was $8,664, or approximately $.009 per share of common stock. Assuming no changes in net tangible book value subsequent to August 15, 1998, other than those resulting, from the sale of all the Units offered hereby, the post offering pro forma net tangible book value of the Company would be $251,884, or approximately $.22 per share, representing an immediate increase in net tangible book value of $.211 per share to existing stockholders and an immediate dilution of $1.78 per share (or 89%) to new investors. The following table illustrates the foregoing information with respect to dilution of new investors on a per share basis.

Offering price per Unit                                         $2.00
   Net book value per share prior to offering           $.009
   Increase attributable to purchase of Units by new
   investors                                            $.211
Post offering pro forma net book value per share                 $.22
Dilution to investors in this offering                          $1.78

                              COMPARATIVE DATA

   The following chart illustrates the pro-forma proportionate ownership in the Company, upon completion of the Offering, of present stockholders and of investors in this Offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this Offering, assuming no changes in net tangible book value other than those resulting from the Offering.


                          Shares              Cash             Price/
                          Owned     Percent   Paid   Percent   Share

Present Shareholders    1,000,000     87%    $10,000    3%      $.01
New Investors             150,000     13%   $300,000   97%     $2.00

   The following discussion and table does not include shares issuable upon exercise of the Warrants. See "DILUTION."

                               USE OF PROCEEDS

  The net proceeds to the Company from the sale of Units offered hereby at an offering price of $2.00 per Unit are estimated to be $243,220 after deducting estimated offering expenses of $26,780 for legal, accounting and printing in connection with the Offering and $30,000 for sales commissions. The Company does not expect to pay sales commissions or other compensation in connection with the Offering inasmuch as the Units will be offered and sold by the Company through its president and director, N. Edward Berg, without underwriting discounts, sales commissions or other forms of remuneration. The net proceeds will be used principally to provide for research and development activities and working capital during the initial commencement of operations as follows:

                                                               PERCENT
                                                                  OF
 PURPOSE                                           AMOUNT      PROCEEDS

 Research and Development Activities*

   Salaries expense*                              $143,000       58.80%

     Parts and Supplies expense*                   $85,620       35.20%

 Office expense*                                    $9,600        3.95%

 Sales and Marketing expense*                       $3,000        1.23%

 Travel expense*                                    $2,000         .82%

 TOTAL*                                           $243,220      100.00%

   * The expected expenses for the 12 months following the successful completion of this Offering.

RESEARCH AND DEVELOPMENT ACTIVITIES

   Approximately $228,620 of the net proceeds of the Offering are intended to be used for research and development activities. These activities will primarily consist of labor to try and reduce the basic concepts of the Company's patents to the industrial production of an imaging workstation. The Company expects to pay approximately $143,000 (58.80% of the net proceeds) for salaries and approximately $85,620 (35.20% of the net proceeds)for parts and supplies. Parts and supplies will consist of the materials for fabrication and the electronic fabrication and testing and any mechanical manufacturing of the imaging workstation. See "BUSINESS - Base Products", BUSINESS - Development Opportunities", BUSINESS - Product Development" AND MANAGEMENT'S PLAN OF OPERATIONS."

OFFICE EXPENSE

   Approximately $9,600 (3.95% of the net proceeds) will be used by the Company to pay for the executive and manufacturing space that the Company will lease upon completion of this Offering. The Company expects that these facilities will be sufficient for the development and initial production phase of the imaging work station. See "BUSINESS - Facilities."

SALES AND MARKETING EXPENSE

   Approximately $3,000 (1.23% of the net proceeds) will be used by the Company to pay for sales and marketing expenses. See "BUSINESS -
Marketing."

TRAVEL EXPENSE

   Approximately $2,000 (.82% of the net proceeds) will be used by the Company for travel expenses associated with the development, production, marketing and sales of the imaging workstation.

   The foregoing represents management's best current estimate of the allocation to be made of the proceeds of this Offering and is subject to change based on changing circumstances and differing needs of the Company as they may, in management's judgement, exist in the future. The Company reserves the right to reallocate the proceeds within the above described categories or to other purpose in response to, among other things, changes in its plans, industry conditions, and the Company's future revenues and expenditures.

   The Board of Directors of the Company will have broad discretion in allocating the net proceeds of the Offering among the categories discussed above. See "RISK FACTORS - Discretionary Use of Proceeds; Possible Need for Additional Financing" and "Broad Discretion as to Use of Proceeds."

   The Company believes that the net proceeds to the Company from the sale of the Units offered hereby (assuming that all Units offered hereby are sold) will provide the Company sufficient capital to fund initial operation, development and expansion of the Company's business for the first 12 months following the successful completion of this Offering. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to develop or generate sufficient revenues from the sale of its products. The Company may not have sufficient capital for its funding requirements and may be unable to find suitable financing on terms acceptable to the Company to finance growth or profitable operations of the Company. If the Company is unable to obtain such additional financing, the Company's ability to maintain its current level of operations could be materially adversely affected and the Company may not succeed. This event would significantly increase the risk to those persons who invest in this Offering. See "RISK FACTORS - Uncertain Sufficiency of Funds" and "Discretion as to Use of Proceeds; Possible Need for Additional Funding."

   The Company does not currently have any intentions to raise additional capital by the private placements of restricted stock, secondary offerings, etc. However, if the Company eventually determines that the business requires additional funds, regardless of the net proceeds raised, the Company may seek such additional financing through loans, additional stock issuances or through other financing arrangements. No such financing arrangements presently exist, and no assurances can be given that such additional financing will be available, or, if available, whether such additional financing will be on terms acceptable to the Company. Investors buying Units in this Offering will not, unless otherwise required by law, participate in the determination of whether to obtain additional financing or as to the terms of any such financing.

   The net proceeds of this Offering may be used, in Management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

  The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur except, that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this Offering except for reimbursement for out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

 None of the proceeds raised hereby will be used to make any loans to the Company's promoters, management or their affiliates or associates of any of the Company's shareholders. Further, the Company may not borrow funds and use the proceeds there from to make payments to the Company's promoters, management or their affiliates or associates.

   The Company anticipates being able to use proceeds as soon as they become available, but any portion not required for immediate expenditure may be deposited in interest-bearing accounts or invested in short-term government notes, treasury bills, or similar obligations of financial institutions. Any proceeds received by the Company upon exercise of the Warrants, and any funds not applied to research and development expense will be added to working capital.

                       MANAGEMENT'S PLAN OF OPERATIONS

   The following discussion and analysis should be read in conjunction with Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus. Micro Interconnect Technology ( the "Company") was recently incorporated under the laws of the State of Nevada on February 11, 1998. The Company has not commenced planned principal business operations and is considered a development stage company. The Company has no significant assets (See Financial Statements), no active business operations nor any results therefrom. To date, activities have been limited to organizational matters, research and due diligence for the corporate business plan and the preparation and filing of the registration statement of which this prospectus is a part. The purpose of the Company's formation is to initially engage in the business of trying to reduce, to industrial production, the proprietary technology contained in one of four patents exclusively licensed to the Company. If successful the Company will use this proprietary technology initially to develop and manufacture an imaging workstation that can be used to help make high density electronic component interconnections that are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter, less expensive and more reliable.

   The Company has allocated the use of approximately $228,620 (94% of the net proceeds of this Offering) for research and development (salaries, parts and supplies) of this imaging workstation and the remaining $14,600 (6% of the net proceeds of this Offering) for office, sales and travel expenses. See "USE OF PROCEEDS." The majority of the cost in developing the imaging workstation will be in the form of labor to reduce, to industrial production, the basic concepts of the proprietary technology contained in the Company's exclusively licensed patents. Management recognizes that this will be the most difficult and hazardous aspect involved in the production of the imaging workstation. Management expects a development period of at least 12 months, barring any unexpected delays or challenges, before a marketable imaging workstation could be produced. See "RISK FACTORS - Potential Product Development Delays."

   The Company will both sell and lease its products. Consideration will be given for the imaging workstation initially be set up as a service center to provide imaged circuit substrates for a cluster of customers such as Printed Circuit Board ("PCB") or Multi-Chip Module("MCM") manufacturers. The domestic markets will be pursued until appropriate opportunities for foreign sales arise. See "BUSINESS - Marketing - Marketing Strategy."

   If the Company is unsuccessful in developing and profitably marketing an imaging workstation, it will, more than likely, be unable to continue operations. The Company, if able to generate sufficient revenues from the future sales of a developed imaging workstation or to obtain some other suitable form of financing, will begin developing, one at a time, using the Company's other licensed proprietary technology patents, a drilling workstation, electroplating work station and chemical processing workstation. These workstations, if successfully developed, would also be marketed and sold by the Company. If the Company can successfully develop and profitably produce these four workstations it would then try to incorporate them together to create a complete flexible manufacturing cell (factory) for producing high density electronic interconnects, which the Company itself would sell to the manufacturers and suppliers of electronic components and devices. The Company estimates that there exists at least a 3-12 month development period for each of these other workstations and expects that it could take up to four years before possibly reaching the phase for trying to develop and produce a flexible manufacturing cell (factory). There are no guarantees that the Company will be able successfully to fund, develop, manufacture and profitably market these additional workstations or create the flexible manufacturing cell (factory) for producing high density electronic interconnects. The risk of failure is high, because the Company may find it more difficult than anticipated to reduce the basic concepts of the patents to industrial production. And since the technology covered by these patents does not cover all the phases of the process of making high density electronic interconnects, there is a high probability that the Company may not be able to develop and manufacture any of these workstations. There can be no guarantees that the market will give financial support to these products when and if they are developed and manufactured. See " RISK FACTORS - Risk of Technological Development."

   Upon successful completion of this Offering, the Company expects to spend the following 12 months trying to develop an imaging workstation that can produce insitu masks that will have high resolution, accurate alignment, and can be computer compensated for manufacturing defects. First, the Company must complete the design of the imaging workstation's overall system. The research and development activities of the project primarily consist of labor to reduce to, industrial production, the concepts of the patents. Next would be the development of the exposing system where the electro-mechanical and optical concepts would need to be finalized, a prototype produced and debugged. The film coating and pad processing to be used are modeled after the airborne photo reconnaissance systems widely used in World War II. This is old technology, but further work will be needed to apply it successfully in the imaging workstation. The run-time and other software must be designed and needs to be coded and debugged. There can be no guarantees that the Company will be able to successfully complete any of these steps within the 12 month period following funding. If the Company is not able to develop the imaging workstation on a timely basis because of design set backs, non-delivery of parts, uncompleted testing, software failures, lack of funding or other risks inherent with the development of new technological products, or if the imaging workstation does not achieve market acceptance, the Company's business, operation results and financial condition will be materially adversely affected. See "RISK FACTORS - Uncertain Market Acceptance", "RISK FACTORS - Risk of Technological Development", and "RISK FACTORS - Potential Product Development Delays."

   The officers and directors of the Company have not recently or in the past used any particular consultants (or advisors) on a regular basis and are not recommending any specific consultants. The Company may obtain the services of independent outside consultants for help in the development and production of the imaging workstation and other future projects. If the Company uses an outside consultant to help in the development or production of the imaging station, they will have to have the requisite skills, experience and reputation before being hired. The Company will compensate such consultants at competitive rates and presently there is no way to estimate the term of such service, if necessary. The Company is presently using its directors as part-time consultants. These directors will not receive any compensation other than their out-of-pocket expenses incurred when consulting with the Company. There is not any agreement or understanding, other than those described above, to use the services of any outside consultants for such purposes. Indeed the Company may choose not to seek such consulting services.

   The Company presently has no office facilities but will use the home office of N. Edward Berg, its president, on a rent-free basis until the completion of this Offering, at which time the Company will enter into an agreement for leasing approximately 1200 square feet of executive and manufacturing space. The manufacturing space will have a computer and software support system and manufacturing type tools needed for fabrication support. See BUSINESS - Facilities" and "BUSINESS - Manufacturing."

   Inasmuch as there is no assurance that the Offering will be successful or that the Company will receive any net proceeds therefrom, the Company has not presently entered into any contracts or commitments for leasing of offices, factory space, purchasing of materials and equipment and delivery of products and services to customers. Therefore, there is no assurance the Company will be able, with the proceeds of this Offering, to lease sufficient office space and factory space, acquire materials and equipment, develop a potential customer base to commence operations. There is also no assurance that the Company will be successful in its effort to develop or produce the workstations, electronic interconnects or any other equipment that will enable the Company to generate enough business to operate profitably.

   The Company has reviewed the Year 2000 issue, where, if not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. Management feels that there are presently no anticipated potential costs or uncertainties related to any of the Company's developing products surrounding its software and hardware. No software programs presently anticipated by the Company will be written with code that would cause a Year 2000 stoppage on time critical operations. The only uncertainties, of which the Company cannot give any assurance that could or could not develop, would be if the Company's suppliers and the future purchasers of the Company's imaging workstation would be unable to resolve any Year 2000 issues that could aversely affect their operations. If this was to be the case, it could cause delays in the development, production and sales of the imaging workstation, which would have a material adverse effect on the continued development and growth of the business. See "BUSINESS - YEAR 2000."

   Based upon the anticipated proceeds of the Offering, management believes that the proceeds of this Offering will be adequate to meet its working capital requirements for the next 12 months following the Offering. Thereafter the Company anticipates that it could need additional financing to meet its current plan for the development of additional workstations and a flexible manufacturing cell. The Company presently anticipates that future sales of the imaging workstation, if successfully developed, will provide the needed financial resources. No assurance can be given of the Company's ability to obtain sufficient revenues from the sales of its imaging workstation or obtain outside financing on favorable terms, if at all. See "RISK FACTORS - Discretionary Use of Proceeds; Possible Need for Additional Financing." If the Company is unable to obtain additional financing, its ability to meet its current plan for the development of additional workstations and a flexible manufacturing cell could be materially adversely affected.

                                 BUSINESS

DESCRIPTION OF BUSINESS HISTORY OF COMPANY

   Micro Interconnect Technology, Inc. (the "Company") was recently incorporated under the laws of the State of Nevada on February 11, 1998. The Company has not commenced business operations and is considered a development stage company. To date, activities have been limited to organizational matters and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of the Company, the officer and founder of the Company contributed $10,000 cash to initially capitalize the Company in exchange for 1,000,000 shares of Common Stock. The Company has no significant assets, and is totally dependent upon the successful completion of this Offering and receipt of proceeds therefrom, of which there is no assurance, for the ability to commence its proposed business operations.

PROPOSED BUSINESS OF THE COMPANY

   The proposed business and purpose of the Company's formation is to engage in the business of developing and manufacturing equipment designed from proprietary patents exclusively licensed to the Company to make high density electronic component interconnections that are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter and more reliable. In addition to developing and manufacturing such equipment to make high density electronic component interconnections, the Company intends to develop a complete flexible manufacturing cell (factory) for producing the improved electronic interconnects itself. The Company intends to sell to the manufactures and suppliers of electronic components and devices.

   The Company wants to develop an imaging workstation, a hole drilling workstation, an electroplating workstation and a chemical processing workstation and, eventually, a flexible manufacturing cell (factory). The first workstation the Company wants to develop is the imaging workstation. Funding for its development is dependent upon the Company receiving the net proceeds of this Offering. The Company presently is estimating that it will take 12 months to develop and manufacture its imaging workstation before actual sales and revenues might be generated. Funding for the other workstations will be dependent upon sufficient revenues being received for their funding from the sales of an imaging workstation or from some other form of funding, which there can be no guarantees will ever be available or obtainable. It is estimated that the three other workstations will each take approximately 3-12 months to develop and manufacture and there can be no guarantees that any of these workstations can be developed or manufactured within these time frames. The earliest the Company can foresee beginning development of the flexible manufacturing cell (factory) is approximately 4 years from the initial development of the imaging workstation. There are a great number of risks involved in the development of any new technological products and, combined with the fact that anticipated future funding for the other workstations and flexible manufacturing cell will be essentially tied to the Company being successfully in generating sales and revenues from its products as they are developed. That it may prove to be more difficult than anticipated to reduce the basic concepts of the patents to industrial production only increases the risks involved. See "RISK FACTORS - Risk of New Product Development", "Risk of Technological Development", "Uncertain Market Acceptance", Potential Product Development Delays", "Dependence on Suppliers", MANAGEMENT'S PLAN OF OPERATIONS", "BUSINESS - The Base Product" and "Development Opportunities."

THE INDUSTRY

   The growing trend to make electronics smaller and to pack more functions into smaller spaces is evidenced by the growth of the laptop and palmtop computer industries. If the laptop computers were priced comparably to desktop computers, many people would buy a laptop computer. Palm-tops would be more popular if they were as capable as the laptops. All three could benefit from using the same basic computer chips. The cost is higher for a smaller size product, because packaging electronics in small spaces increases costs. One packaging cost is the cost of smaller (high density) interconnections for the electronic components. The present methods, by which the chips are interconnected, plays a role in limiting the capabilities of the smaller type (laptop and palmtop)computers and making them more costly. The present limitation on interconnection density is an impediment in this trend to make things smaller, faster and more reliable. IBM, Merix, Continental Circuits, AMP, and Shedlahl have all made significant investments in high density interconnects and are producing product. Products currently used by the PWB Industry are not of the same high density resolution contemplated for possible future development and production by the Company. These companies, who have and are still investing in high density interconnects could initially be potential customers for the Company's work stations, if developed. If and when the flexible manufacturing cell is developed, these companies could then become competitors in the production of high density electronic interconnections. A common method used for low-density interconnections is the printed circuit (wiring) board ("PCB"), due to its low cost. The interconnect density provided by PCB's, has been stagnant, while interconnect density internal to semiconductor chips has improved by a factor of 8 in the past 10 years. The chips are now so far ahead of the PCB's in interconnection density that the cost and performance of electronic devices is now more dependent upon the limiting density of the packaging and the PCB interconnects. Multi-layer PCB's in the 1970's and surface mount in the 1980's were the last major improvements. In the past five years, improvements have been slight when compared to the chip industry. PCB's as the favored interconnection technology for high density interconnects, seems to be at a dead end. Attempts to increase interconnection density are currently taking directions that bypass the PCB. In the attempt to fulfill the growing need for high density chip to chip interconnects a whole new industry has come into being. It is called the Multi-Chip Module ("MCM") which has grown into a large industry in spite of high costs. Some MCM use expensive silicon back-planes upon which the chip to chip interconnect wires are deposited. Another approach to overcome the limitations of the interconnect density problem is to make chips which perform more functions. This is called "Upscale" integration. Upscale integration in the mixed signal environment is difficult since the digital signal chips and the analog signal chips use different masking techniques. The Company feels its approach for interconnections is chip mask independent. Upscale integration will be most effective in the non mixed signal environment. PCB and MCM manufactures will always be looking for new ways to make the imaging phase of interconnect manufacture, faster, more accurate, more dense and less error prone. Imaging defects are a contributor to the high scrap rate encountered in the targeted industries.

   Although the PCB and MCM industries, along with the semiconductor industry, have recently experienced significant growth, there can be no assurance that such growth can be sustained. The overall PCB, MCM and semiconductor industries have been and could continue to be cyclical with periods of oversupply. A downturn in the demand for printed circuit boards, multi-chip modules and semiconductors would likely reduce the demand for high density electronic component interconnections and could reduce the demand for all types of equipment for their production or, alternatively, place pricing pressure on those equipment vendors. The Company's ability to reduce expenses in response to any such downturn is limited by its needs for continued research and development expenses and in customer service and support. Previous downturns in capital investment by the PCB, MCM and semiconductor fabrication industry have materially affected the operating results of other businesses in the PCB, MCM and semiconductor capital equipment industry and future downturns may have similar adverse effects. There are no guarantees that the Company can address these concerns, and, accordingly, this could have a sustained material adverse effect on the Company's business.

THE BASE PRODUCT

 Imaging Workstation

   Presently the Company has no developed products. The Company's first product for development will be an imaging workstation. The Company will be totally dependent upon the funding received upon completion of this Offering for the finances to develop and produce an imaging workstation. The Company anticipates that after the receipt of such funding the development and production process will take about 12 months to complete and could take longer if unforseen development and production problems should arise. The Company wants to try to develop this imaging workstation using the proprietary technology from the Company's exclusively licensed patents.

   The first step in the development of the imaging workstation involves designing the overall system. The research and development activities of the project primarily consist of labor to reduce to manufacturing the concepts of the patents. Next would be the development of the photographic exposing system, where the electro-mechanical and optical designs would need to be finalized and a prototype produced and debugged.

   The Company intends to use a pre-coated, strippable photographic emulsion to be transferred to the photopolymer substrate. This layer will receive the circuit image through the optical printer and thus form the insitu photo tool after developing the image using pad processing. "Pad processing" is a technique in which photographic development chemicals are included in a moistened coated layer (the "pad"), which transfers the chemicals by diffusion into the image layer while pressed against it. This avoids the need for volumes of aqueous solutions in the usual photographic development bath. Pad processing is an old technique and was used in airborne photo reconnaissance systems widely used in World War II. Even though the techniques of strippable layers and pad processing are well known, their application in the imaging workstation may not be straightforward. If serious problems arise in this regard, the Company might have to fall back on the more widely used processes of wet coating and bath processing. This would adversely affect the complexity, cost and ease of use of the imaging work station module and also its manufacturability and potential profitability.

   The run-time and other software must be designed and needs to be coded and debugged. There are no assurances that this proprietary technology will be able to be transformed into a usable format for producing any new imaging workstation that will produce high resolution insitu masks which form the image of the desired electronic circuitry on a resist coated substrate. There are no assurances, that even if such an imaging workstation, if developed, would be superior to present imaging workstations, that it would be able to achieve market acceptance in the PCB and MCM industries. See "RISK FACTORS - " Rapid Technological Change", "Dependence on Product Development", "Potential Product Development Delays", and "Uncertain Market Acceptance."

   The Company will try to develop its proprietary technology to produce an imaging workstation that will function automatically and eliminate problems inherent in current manual methods. The Company will try to develop an imaging workstation that works at higher speeds than current manual methods, produces higher resolution, will more accurately position the image, provides high accuracy alignment for layers of circuitry and provides the ability to correct the image for subsequent process distortions. There can be no guarantees that the Company, using the proprietary technology it has licensed, would be able to develop the imaging work station to any of the above described standards.

   The imaging workstation that the Company is trying to develop and produce would combine and perform the functions of three separate pieces of equipment, namely the photo-resist coating equipment, the photo-plotter and the exposure systems in use everywhere today. Some of the features that the Company hopes to try to develop in the imaging workstation is the ability to automatically apply the resist and place the circuit image mask directly on the resist coated circuit substrate with no intermediary photo-tool, to have the circuit substrate panel enter the workstation and exit with fully developed circuit images and to create photo tools that will be able to produce the resolution required for smaller circuit features which current photo-plotters can't produce. Anther objective is to produce a chemical system that will leave the user with fewer and more conveniently manageable hazardous waste materials from which silver can more easily be recovered.

   The Company has no preliminary agreements or understandings with the respect to the sale of any imaging workstations when and if successfully developed and manufactured.

   The electronic components of the workstations will be purchased from electronic distributors such as Mauser or Digi-Key or similar suppliers. The opticals will be purchased from Edmunds Scientific or similar suppliers. There is presently no known single-source of required building materials to be used in the construction of the imaging workstation. See "RISK FACTORS - Dependence on Suppliers" and "BUSINESS - Manufacturing."

   The Company's proposed imaging workstation, to developed using the Company's proprietary technology for producing insitu photographic masks, would consist mainly of the Company's imaging system, software, high-end computers with large informational storage devices and related material handling hardware having photographic chemistry ability.

   The Company, if successful in developing and producing its imaging workstation, will compete with three groups of suppliers to the PCB and MCM industries: 1) the suppliers of photo-resist coating equipment such as Advanced West, Dupont, Insulectro, Kepro, Circuit Systems, Technica and others; 2) the suppliers of photo-plotters such as AGFA Div. Bayer Corp.,

AOI International, Artnet Technology, Barco, Inc., Gerber Systems Corp., Unidyne International and others; and 3) the suppliers of exposure systems such as AWT World Trade, Advanced West, Elektrotech Services, Ltd., Morton Electronic Materials, OAC, Inc., Technica and others. See "BUSINESS - Competition."

   There can be no guarantees that the Company will be able to successfully develop, manufacture and profitably market an imaging workstation. The risks for failure are high because the Company may find it more difficult than anticipated to reduce, to industrial production, the basic concepts of the patents. And, whereas the technology covered by these patents does not cover all the phases of the process of making high density electronic interconnect components, there is still a high probability that the Company may not be able to develop and manufacture the imaging workstation. There can be no guarantees that the market will support this product financially or that new competitive process won't be developed that doesn't use the Company's imaging workstation. See "RISK FACTORS - " Risk of Technological Development", "Dependence on Product Development", "Risk of New Product Development Delays", and "Uncertain Market Acceptance."

DEVELOPMENT OPPORTUNITIES

   Workstations

     If the Company is able to develop and produce the imaging workstation successfully and able to productively market it and create sufficient revenue, then, if funding is available, the Company will undertake to develop either a hole drilling workstation, an electroplating workstation and chemical processing workstation. The Company estimates that each of these workstations will take between 3-12 months to develop and produce and will have essentially the same risks as those described in the development of the imaging workstation. Future development of each of these three workstations will be dependent upon the successful development of each of the previous workstations and the Company's ability to successfully market and sell those developed workstations in order to create sufficient revenues to maintain operations and help in the creation of funding for the next workstation. All four of the workstations the Company is proposing to try to develop and produce over the next four years will need to be available for the development of a flexible manufacturing cell ( factory) which would, upon successful development, be able to produce high resolution electronic interconnects. As in the development of the imaging workstation, the ability of the Company to develop and use its proprietary technology successfully to develop other types of workstations to be used in the development of a flexible manufacturing cell for high resolution electronic interconnects, would have to be considered very difficult and a high risk. There could be no guarantees that any other type of workstation could be developed and manufactured and that a flexible manufacturing cell would ever be fully developed. The Company believes that a hole drilling workstation, an electroplating workstation and a chemical processing workstation would need to be developed and produced using the Company's proprietary technology in order to complete the above mentioned flexible manufacturing cell. The Company acknowledges that its patents are basic concepts whose reduction to industrial production may be more difficult than anticipated but believes that they cover the most critical parts of the process and that the phases not covered by the proprietary technology are less critical to the successful development of any of the Company's proposed workstations. There can be no guarantees that the Company will ever be able successfully to reduce to practice any of its proprietary technology for use in building any of the above-mentioned workstations.

   The Company's success in developing, manufacturing and selling these new products depends upon a variety of factors, including accurate prediction of future customer requirements, introduction of new products on schedule, cost-effective manufacturing and product performance in the field. The Company's new product decisions and development commitments must anticipate the equipment needed to satisfy the requirements for high density electronic interconnects processes one or more years in advance of sales. Any failure to predict accurately the customer requirements and to develop new generations of products to meet those requirements would have a sustained material adverse effect on the Company's business, financial condition and results of operations. New product transitions could adversely affect sales of existing systems, and product introductions could contribute to quarterly fluctuations in operating results as orders for new products commence and orders for existing products or enhancements of existing products fluctuate. See "RISK FACTORS - Risk of Technological Development" and "Risk of New Product Development."

   Interconnects

     The Company must be successful in the development, production, marketing and selling of the imaging, the hole drilling, the electro-plating and the chemical processing workstations before trying to develop and incorporate all of them into a flexible manufacturing cell (factory) to produce high density electronic interconnects for wholesale. The Company expects the development of these four workstations may take up to 4 years before the development of the flexible manufacturing cell can begin. The Company believes that if it is able to develop and produce its interconnect technology that it could be scaleable, which means in the industry that the density of the interconnects may be improved over time.

   There can be no guarantees that the Company will ever be able to that may arise for reducing the patents' basic concepts to industrial production and that the patents do not cover all phases of the process of making high density interconnects. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by changing technology or new industry standards. See "BUSINESS - Competition." This would have a materially adverse effect on the Company's business, financial condition and results of operations. There can be no guarantees that a flexible manufacturing cell (factory) will ever be developed for the production of high density interconnects. See "RISK FACTORS - " Risk of Technological Development", "Risk of New Product Development", "Product Development Delays", and "Uncertain Market Acceptance."

MANUFACTURING

   The Company's manufacturing activities consist of the assembly of components comprising its system, the fabrication of sheet metal and mechanical parts and the computer software and the testing of the completed system. The subassembly of proprietary printed circuit boards and other electronic parts will be performed by the Company. The Company will need skills in photographic materials. The needed film technology can be supplied by companies like Polaroid, Kodak, Agfa, Fuji, Rockland, and many consultants in photographic film technology. The Company is currently negotiating with Polaroid on an agreement to assist the Company and the Company anticipates, but there are no guarantees, that it will be able to obtain the needed "photographic technology." The electronic components of the workstations will be purchased from electronic distributors such as Mauser or Digi-Key or similar suppliers. The opticals will be purchased from Edmunds Scientific or similar suppliers. There is presently no known single-source of required building materials used in the construction of the imaging workstation.

   There can be no assurances, that delays or shortages caused by suppliers will not occur in the future. Any ability to obtain adequate, timely deliveries of subassemblies and components could delay the development and manufacturing of the Company's products. This could materially adversely affect the Company's business, financial condition and results of operations. See "RISK FACTORS - "Potential Product Development Delays" and "Dependence on Suppliers."

COMPETITION

   As an equipment supplier to the PCB and MCM industries, the Company's initial imaging workstation will compete in a market that is intensely competitive, quickly evolving and subject to rapid technological change. Competitors may develop superior products or products of similar quality for sale at lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by changing technology or new industry standards. The Company expects competition to persist and increase in the future. The Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. The Company, if successful in developing and producing its imaging workstation, will compete with three groups of suppliers to the PCB and MCM industries: 1) the suppliers of photo-resist coating equipment such as Advanced West, Dupont, Insulectro, Kepro, Circuit Systems, Technica and others.; 2) the suppliers of photo-plotters such as, AGFA Div. Bayer Corp., AOI International, Artnet Technology, Barco, Inc., Gerber Systems Corp., Unidyne International and others; and 3) the suppliers of exposure systems such as AWT World Trade, Advanced West, Elektrotech Services, Ltd., Morton Electronic Materials, OAC, Inc., Technica and others. See "BUSINESS - The Base Product - Imaging Workstation."

   Competitive factors in the industry include product pricing, capabilities, reliability, speed and cost. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. Many of the Company's competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which are expected to increase, and to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors to enter into existing markets or introduce new products. The industry is also characterized by frequent introductions of new products. The Company's ability to compete successfully will be largely dependent on its ability to anticipate and respond to various competitive factors affecting the industry, including new products which may be introduced, changes in customer preferences, demographic trends, pricing strategies by competitors and consolidation in the industry where smaller companies with leading edge technologies may be acquired by larger multinational companies.

   Management feels that, if eventually the manufacturing cell is developed, it will open up additional markets where the Company will compete in the less competitive industry of electronic interconnect markets occupied by the PCB and MCM manufacturers. Competition will be based on many factors including price, and the quality of products and service. The Company's competitors will have greater financial, marketing and manufacturing resources.

   This, together with the limited capital available to the Company, which will limit its marketing effort, creates a significant competitive disadvantage. If the Company is not able to compete successfully, regardless of the development of its products and the success of this Offering, it will have little chance succeeding.

EMPLOYEES

   The Company will, upon successful completion of this Offering, hire 2 full time employees and others will be hired on an as needed basis. It is intended that initially all employees will be hired through an employee company, who will assign them to work for the Company.

FACILITIES

   The Company owns no real property. Further, the Company does not currently lease any office or manufacturing space. The Company will use the home office of N. Edward Berg, its President, in Bedford, New Hampshire on a rent-free basis until the completion of this Offering, at which time the Company will enter into an agreement for leasing approximately 1200 square feet of executive and manufacturing space for $800 per month for a one year period from the president's wife. The Company, at its option, may lease the space for an additional year under the same terms and conditions. The monthly rent will also include the utilities, heat, use of the facility's computer systems and manufacturing type tools and equipment. The Company believes that this facility will be more than sufficient in the beginning phases of the developmental process of the imaging workstation. In the event the Company needs to locate new facilities to meet growing needs, there can be no guarantee that the Company will be able to locate such facilities successfully on an affordable basis, This may adversely materially affect the Company's business, financial condition and results of operations. The office space is located at the end of Tirrell Hill Road in Goffstown, N.H. with a mailing address of 72 Tirrell Hill Road, Bedford, NH 03110. The current address of the Company is 70 Horizon Drive, Bedford, NH 03110. See "CERTAIN TRANSACTIONS."

PATENT LICENSING & MARKETING AGREEMENTS

   The Company has an exclusive licensing Agreement for four US patents; 5,281,325 dated January 25, 1994 for Uniform Electroplating of Printed Circuit Boards; 5,377,404 dated January 3, 1995 for Method for Fabricating a Multi-Layer Printed Circuit Board; 5,384230 dated January 15, 1995 for Process for Fabricating Printed Circuit Boards and; 5,653,893 dated August 5, 1997 for Method of Forming Through-Holes in Printed Wiring Board Substrates. These four patents belong to the president of the Company, N. Edward Berg and the following is a brief abstract of each patent.

   5281325 : Uniform electroplating of printed circuit boards
   ------------------------------------------------------
   INVENTORS: Berg; N. Edward, Bedford, NH 03110
   ASSIGNEES: none ISSUED:Jan. 25, 1994 FILED: July 2, 1992 SERIAL NUMBER:
   907830 MAINT. STATUS: CC INTL. CLASS (Ed. 5):C25D 005/02; C25D 017/00;
   U.S. CLASS:205/125; 204/194; FIELD OF SEARCH:205-125 ; 204-194 ;

   ABSTRACT: A method and apparatus for the uniform electroplating of printed circuit boards is described. At least one non conductive apertured mask covers selected areas of the electro active surface of the anode or cathode electrode, whereby to establish substantially uniform electroplating ion transfer over the target areas of the target cathode.

   5377404 : Method for fabricating a multi-layer printed circuit board
   ------------------------------------------------------
   INVENTORS: Berg; N. Edward, Bedford, NH 03110

   ASSIGNEES: none ISSUED:Jan. 3,1995 FILED: Dec. 10, 1993SERIAL NUMBER:
     166166 MAINT. STATUS: INTL. CLASS (Ed. 6):H05K 003/36; B23P 021/00;
     U.S. CLASS:029/830; 029/703; 029/846; 029/DIG.12; 408/704; FIELD OF
     SEARCH:029-26 A,703,720,825,829,830,833,846,DIG. 12; 156-233,273.3;
     346-108; 408-3,1 R,16,230, 704; 430-270-273,314;

   ABSTRACT: A method for fabricating at least one via or hole in a multi-layer printed circuit board comprises separately drilling the board layers, stacking and laminating the drilled board layers utilizing conformal mapping digital imaging in a computer, and then finish drilling the holes. The invention also provides a method for correcting artwork to compensate for lamination distortion.

   5384230 : Process for fabricating printed circuit boards
   ------------------------------------------------------
   INVENTORS: Berg; N. Edward, Bedford, NH 03110
   ASSIGNEES: none ISSUED: Jan. 24, 1995 FILED: Mar. 2, 1992SERIAL NUMBER:
   845266 MAINT. STATUS: INTL. CLASS (Ed. 6):G03F 007/00; U.S.
CLASS:430/313; 430/273; 430/314; 430/315; 430/318; 430/324;
430/39430/396; 430/503; FIELD OF SEARCH: 430273,260,261,503,394,
     313,314,315,318,324,396;

   ABSTRACT: A process for forming interconnection lines on a printed circuit board is described. The surface of a circuit board substrate is covered with a photoresist layer, and the photoresist layer in turn is covered with a halide emulsion layer. The emulsion layer is then exposed to a predetermined pattern of white light, and the image developed. The board is then exposed to UV light through the imaged emulsion layer which acts as a pattern masking selected portions of the photoresist mask. The emulsion layer is then stripped and the photoresist processed in conventional manner.

   5653893 : Method of forming through-holes in printed wiring board substrates
   ------------------------------------------------------
   INVENTORS:Berg; N. Edward, Bedford, NH 03110
   ASSIGNEES: none ISSUED: Aug. 5 , 1997 FILED: June 23, 1995 SERIAL
NUMBER: 493965 MAINT. STATUS: INTL. CLASS (Ed. 6):H05K 003/00; U.S.
CLASS:216/018; 216/017; 216/083; 216/092; FIELD OF SEARCH:216-   17, 18,
   39, 56, 83, 92;

   ABSTRACT: Through-holes are formed in a printed circuit board substrate by chemical etching a metal foil clad circuit board having open positions in the metal foil where a hole is to be formed using N-methyl-2-pyrrolidone, a mixture of methylene chloride and HF, or a mixture of methylene chloride, HF and xylene.

   The license agreement states that the Company will be able to use these patents for the manufacture of products for sale to business and the general public throughout the United States, its territories and possessions. The Company will be required to actively pursue the technology and pay an annual fee of 1% of the gross sales of the Company's products produced using the technology as a royalty beginning January, 1999. The exclusive provisions of the Company's license agreement with Mr. Berg becomes non-exclusive on March 31, 2007. The Company may in the future agree with Mr. Berg to further amend the Technology License, although there are no such agreements currently. These US patents provide no foreign protection.

   These patents do not cover all phases of the development of the imaging workstation or the other workstations necessary for development of the flexible manufacturing cell (factory). The Company feels that they cover the most critical parts of the process and the phases not covered are less critical. The Company acknowledges that the patents are basic concepts, whose reduction to industrial practice may be more difficult than anticipated and may even be impossible. But, even if the Company can reduce, to production, the proprietary technology of its patents for use in certain phases in the development of the imaging workstation and the other workstations needed for the production of high density electronic interconnects there still remains the risk that the Company will still be unable to develop and produce the imaging workstation or any of the other workstations necessary for the production of high density electronic interconnects because of the possible failure in the development of any of the other phases involved in their development and production. This would have a materially adverse effect on the Company's business, financial condition and results of operations.

   There can be no assurance that any of the Company's future patent applications will be granted, that any current or future patent or patent application will provide significant protection for the Company's products or technology, be of commercial benefit to the Company, or that the validity of such patents or patent applications will not be challenged. Moreover, there can be no assurances that foreign patent, trade secret or copyright laws will protect the Company's technologies or that the Company will not be vulnerable to competitors who attempt to copy or use the Company's products or processes. See "RISK FACTORS - Dependence on Patent Protection" and "CERTAIN TRANSACTIONS."

GOVERNMENTAL REGULATIONS AND INDUSTRIAL STANDARDS

   The Company's products are subject to numerous governmental regulations designed to protect the health and safety of operators of manufacturing equipment and the environment. In addition, numerous domestic semiconductor manufacturers, including certain of the Company's potential customers, have subscribed to voluntary health and safety standards and decline to purchase equipment not meeting such standards. In New Hampshire the Company will have to deal with the management of Waste Photo-processing Solutions in compliance with all Federal state and local laws. The governing body for these matters will be the New Hampshire Department of Environmental Services (DES) since their rules are more astringent than the Federal. The Local government has no additional rules beyond the State of New Hampshire. Most of the contemplated photo-processing solutions that will be used by the Company should be exempt as found in DES Env-Wm 401 listing. The generators of recyclable photographic waste are not subject to the full standards for generators under Env-Wm 500 but are subject to Env-Wm 808 for materials such as spent fixers. The generator is, however, required to notify DES of its activities and must ship the wastes via a New Hampshire registered hazardous waste transporter using a uniform hazardous waste manifest to a facility authorized to accept such wastes.

   Spent developers, fixers, and cleaners will all be shipped as wastes via a New Hampshire's registered hazardous waste transporter to an authorized waste facility. The Town of Goffstown must be kept informed with regards to the handling of recyclable photographic waste but do not have special permits or licensing requirements for photo-processing solutions.

   The Company believes that its products will comply with all applicable material governmental health and safety regulations and standards and with the voluntary industry standards currently in effect. In part because the future scope of these and other regulations and standards cannot be predicted, there can be no assurance that the Company will be able to comply with any future regulation or industry standard. Non-compliance could result in governmental restrictions on sales or reductions in customer acceptance of the Company's products. Compliance may also require significant product modifications, potentially resulting in increased costs and impaired product performance. See "RISK FACTORS - Health and Safety Regulations and Standards."

THE MARKET

   The Company will look to establish itself over time in two markets. The first Market will be as an equipment supplier to companies in the PCB and MCM industries. The second market will be as a manufacturer selling high density electronic interconnects to electronic component and device manufacturers and suppliers.

MARKETING

   The Company's initial marketing plan will consist of a direct sales force for the sale of the workstations and other products developed or offered to the Company's Customers. The sales force will grow as required by the Company's growth and only the domestic markets will be pursued until the appropriate opportunities for foreign sales arise.

   MARKETING STRATEGY

   The Company will both sell and lease its equipment. The Company will also consider using the equipment for commercial contracting services to customers.

   SALES STRATEGY

   The Company will seek out the difficult electronic interconnect problems facing the industry and generate a presence in those arenas and develop a posture of being the supplier of advanced technology. It will try to enhance this posture by engaging independent writers to generate industry articles on technology showing the Company's position. The Company will participate in industry conferences where technical sessions are held, initially as attendee, then as presenters. Simultaneous with the posturing effort, the Company will begin a selected selling effort. Customers will be selected by finding those who have the greatest incentive to reduce product size or pack in additional capabilities. Direct approach will be made to these potential customers by phone and visitation. Follow-up on the companies who have already expressed interest will be the first priority in the sales efforts. Emphasis in all selling presentations will focus on the economic benefits and market advantages gained by utilizing the advanced technology. Reference customers will be cultivated to help sell others and be rewarded by having priority in obtaining new improvements as the technology moves forward. Specific examples, of how the technology can apply to the customer needs, will be an integral part of each sales presentation. The Company intends to develop a world wide web presence in the form of a forum for advanced technology. A home page that has minimal graphics and maximal information will be established and continually updated, to keep inquirers interested. Caution will be exercised to provide appropriate information useful for consumers and of lessor value to the Company's competitors.

PRODUCT DEVELOPMENT

   The Company has not developed any equipment or products to this point, and the successful development of new products by the Company is essential to the success of the Company. The Company is going to initially try to develop an imaging workstation. If successful, the next product for development would be either a hole drilling workstation, a electroplating workstation or a chemical processing workstation. The Company will market these workstations, when and if developed, to try to create sufficient revenues for continued working capital for the Company and funding for the development of the next product. Should the Company be able to develop successfully all four of these workstations, it will try to use them to develop a flexible manufacturing cell for the production of high resolution electronic interconnects. The Company hopes to accomplish the development and production of an imaging workstation within 12 months after the successful completion of this Offering and the development of the other projects over the next four years. The Company expects the development time for the various projects to take between 3 and 12 months. The reductions to manufacturing production of the basic concepts of the Company's patents may be more difficult than expected, if not impossible, and the Company may experience difficulties that could delay or prevent the development, introduction and marketing of these new products. The Company will be substantially dependent in the near future upon these products to be developed. There can be no assurance that, despite testing by the Company, problems will not be found in the Company's products, or, if problems are discovered, that they can be corrected in a timely manner.

   The nature of the development process means that there is a risk, even if the products are successfully developed, that the process could take significantly longer than expected. Delays in the development of new products would delay the improvement in sales that the Company requires in order to attain profitability. Additionally, failure on the part of the Company to develop the intended products quickly could lead to another technology gaining market acceptance before the Company's products do, thereby, reducing the market share available to the Company and increasing the difficulty of selling the products. See "RISK FACTORS - Risk of Technological Development", Risk of New Product Development", "Potential Product Development Delays" and "Uncertain Market Acceptance."

YEAR 2000

   The Company does not see any Year 2000 issues that will affect the development of its imaging workstation. No software programs presently anticipated by the Company will be written with code that would cause a Year 2000 stoppage on time critical operations. The only uncertainties, of which the Company cannot give any assurances of that could or could not develop, would be if the Company's suppliers and the future purchasers of the Company's imaging workstation would be unable to resolve any Year 2000 issues that could aversely affect their operations. If this was to be the case, it could cause delays in the development, production and sales of the imaging workstation, which would have a material adverse effect on the continued development and growth of the business. See "MANAGEMENT'S PLAN OF OPERATIONS."

                        MANAGEMENT AND AFFILIATES

EXECUTIVE DIRECTORS AND OFFICERS

   The names, addresses, ages and respective positions of the current Directors and Officers of the Company are as follows:

Name                          Age              Position

N. Edward Berg                64        President and a Director
70 Horizon Drive
Bedford, NH 03110

David B. Ostler               40        Secretary/Treasurer and a Director
210 Pleasant Street
Concord, NH 03301

James R. Boyack               63        Director
298 Bishops Forest Dr.
Waltham, MA 02154

Woodie Flowers                53        Director
214 Boston Post Road
Weston, MA 02193

Peter Roth                    62        Director
34B Charles River Rd.
Waltham, MA 02154

     Each director is elected for a period of one year and serves until his successor is elected by the Company's shareholders.

   It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will be providing any loans to the Company.

BIOGRAPHIES

   N. EDWARD BERG, age 64, will serve as the President and as a Director of the Company. As such, his duties will include primary responsibility for overall management of the Company, its new product development and testing, supervision of employees and marketing of the Company's products as developed. Mr. Berg is self-employed and has spent the last five years working on the research and development of new electronic interconnect technology and is the inventor of seven US Patents on electronic technology. He has been the founder of three high technology based electronics companies. He founded Bedford Computer in 1975, which developed, manufactured and marketed pre-press type and image systems utilizing early proprietary workstations. He established German, Swedish and Japanese sales subsidiaries for the company. Bedford Computer completed a successful IPO with the firm Prescott, Ball and Turben and became public on July 28, 1981. Annual sales grew to $9.3 million annually. The Company began experiencing financial difficulties and so in 1985, Mr Walter Alderman became president of Bedford Computer, and N. Edward Berg resigned as president. The Company filed for Chapter 11 bankruptcy protection and subsequently filed a Form 15 in January 1987. Mr. Berg founded and developed Hendrix Electronics, a division of Hendrix Wire and Cable. The company built computer workstations and host computer systems. One major client was Associated Press (the news wire service). Mr. Berg was involved in a buy-out of the division from Hendrix Wire & Cable with Connecticut General, Wells Fargo, Old Colony Trust, Bank of Boston, Industrial National Bank and others. Mr. Berg was also the founder of Contronics, a company that designed and built custom automated test equipment. Clients included the U.S. Navy and companies in the semi-conductor and printed wiring board industries. Contronics had annual sales of $3.2 million and was a pioneer in the automatic testing of electronic components. Mr. Berg graduated from M.I.T with a degree in Electrical Engineering and an Option in Industrial Management from the Sloan School of Management. Mr. Berg is the holder of numerous national awards, has written three books published by the Graphic Arts Technical Foundation (Pittsburgh, PA) and has served on the Advisory Board of the State of New Hampshire Small Business Development Center.

   DAVID B. OSTLER, age 40, is the Secretary/Treasurer and will serve as a Director of the Company. Mr. Ostler is currently employed as Director of Managed Cares Systems for the Hitchcock Clinic. He has worked as a consultant in health care information and analysis. Mr. Ostler has been involved with two other successful start-up companies, Codman Research Group, 1985-1993, where he served as a Board member, CEO, CFO and COO. and with a company called Executive Perspectives, 1983-1985, as a Co-Founder and software technician. Executive Perspectives provided executive education through seminars and computer simulations-based on executive MBA software solutions. Mr. Ostler received a MBA from Dartmouth College in 1983 and received a BS in Quantative Techniques and Analysis from the University of Utah in 1981.

   DR. JAMES R. BOYACK, age 63, is a Director and part-time consultant of the Company. Dr. Boyack is presently retiring from the Polaroid Corporation where he has spent 28 years on the physical chemistry of instant photographic systems and, more recently, on digital image processing. Previous to his employment with Polaroid he was a senior research scientist for 8 years with the General Electric Company. Dr. Boyack has a BS degree in Chemistry and a PHD Degree in Physical Chemistry from the University of Utah. Dr. Boyack was an officer, director and beneficial owner of the public company, Express Technologies, Inc. Dr. Boyack resigned as an officer and director on October 1, 1994 and is no longer an affiliate or beneficial owner. The Company changed its name to Dougal Gaming Corporation and was in the business of attempting to acquire assets and/or businesses in the gaming and/or hospitality industry.

   PROFESSOR WOODIE FLOWERS, age 53, is a Director and part time consultant of the Company. Professor Flowers is currently at Massachusetts Institute of Technology ("M.I.T.") as the Pappalardo Professor serving as a professor of mechanical engineering and as a Director of the New Products Program. Professor Flowers attended Louisiana Polytechnic University and M.I.T.. He received his bachelor of Science in 1966, his Master of Science in 1968, his degree in Mechanical Engineering in 1970 and his Doctor of Philosophy in 1972. Since 1966 Professor Flowers has been employed or associated with M.I.T. as a research assistant, instructor, associate professor, professor and director. He has received numerous awards and achieved major accomplishments such as writing approximately 100 publications, giving approximately 200 invited lectures, having 12 domestic and foreign patents and supervising over 170 student theses. Professor Flowers also is a member of numerous associations and societies. He is the overseer of Museum of Fine Arts, Boston and a National Advisor for U.S. FIRST (Foundation for Inspiration and Recognition of Science and Technology). Professor Flowers has served since 1995 and is currently serving on the Board of Directors of the public company General Scanning, Inc. General Scanning, Inc., which trades on Nasdaq under the symbol GSCN.

   PETER ROTH, age 62, is a Director and part time consultant of the Company. Mr. Roth is currently working for Polaroid Corporation as a Research Fellow. Mr. Roth has a BS Degree from C.C.N.Y. in Chemical Engineering. He also has received a Masters Degree in Physical Chemistry and a Masters Degree in Solid-State Physics from Northeastern University.

KEY EMPLOYEES

   The following sets forth certain biographical information relating to possibly future key employees of the Company.

   William Freeman, age 48 could become a key employee of the Company. Mr. Freeman upon successful completion of this Offering would hopefully be hired as the Chief Software and Hardware Engineer. Currently employed with Digital Equipment (a division of Compaq), Mr. Freeman has previously worked with N. Edward Berg on this and other projects. Mr. Freeman is a graduate engineer from MIT. His experience includes both hardware and software engineering.

   Currently the Company has not entered into any employment agreements. General discussions have taken place in which Mr. Freeman has expressed his desire to work in a small company atmosphere where he can make individual contributions utilizing his software and hardware skills. He has stated that he is willing to entertain such an opportunity based on an annual compensation of $73,000 and with the possibility of being granted stock options based on performance in the future. Further discussion with Mr. Freeman will be contingent upon the closing of this Offering.

   Mr. Berg, president of the Company has not entered into any employment agreement with the Company and intends to enter into an oral employment agreement after the completion of this Offering. Mr. Berg has previously stated that he would be willing to enter into an employment agreement with the Company based on an annual compensation of $70,000.

   Upon completion of this Offering, the expected annual compensation to be paid to these two employees would represent approximately 59% of the proceeds from this Offering. The research and development activities primarily consist of labor to reduce, to industrial production, the concepts of the Company's proprietary technology related to the imaging workstation.

   There can be no guarantees that upon successful completion of this Offering that Mr. Freeman can be employed for the stated compensation above. If the Company is unable to hire him or another like skilled individual for approximately the same compensation discussed herein, it may materially adversely affect the Company and its ability to succeed. See "MANAGEMENT AND AFFILIATES - Executive Compensation."

EXECUTIVE COMPENSATION

   The Company was only recently incorporated, has not yet commenced planned operations and has not paid any compensation to any person associated with the Company, and the Company presently has no formal employment agreements or other contractual arrangements with the officers, directors or anyone else regarding the commitment of time or the pay of salaries or other compensation. The Company hopes, upon the successful completion of this Offering, to negotiate and enter into employment agreements with Mr. Berg and Mr. Freeman. The anticipated annual compensation for these two individuals or any other individuals with similar skills and experience is expected to be approximately $143,000 or 59% of the net proceeds of this Offering. See "MANAGEMENT AND AFFILIATES - Dependence on Key Personnel." The research and development activities primarily consist of labor to reduce, to industrial production, the concepts of the Company's proprietary technology for the proposed imaging workstation. See "USE OF PROCEEDS", "MANAGEMENT'S PLAN OF OPERATIONS", "BUSINESS - The Base Products", and "THE COMPANY."

   The Company does not currently have any intention to issue shares of the Compay's authorized but unissued Common Stock for services rendered and/or in connection with business product acquisition or opportunities as compensation, but management anticipates that shares of the Company's authorized but unissued Common Stock may in the future be utilized for services rendered and/or in connection with business product acquisition or opportunities as compensation to the Company's management, promoters, or their affiliates or associates. See "RISK FACTORS - Possible Payment of Finder's Fees to Management or Affiliates."

                         PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of the date of this Memorandum, the outstanding shares of common stock of Micro Interconnect Technology, Inc. owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of each Officer and Director and all Officers and Directors as a group:

Principal Shareholder's      Number of      Percent Prior      Percent
Name and Addresses        Shares Owned      to Offering      Post Offer

N. Edward Berg(1)(2)          1,000,000           100%           87%

David B. Ostler(1)(2)            -0-                0%            0%

James R. Boyack(2)               -0-                0%            0%

Woodie Flowers(2)                -0-                0%            0%

Peter Roth(2)                    -0-                0%            0%

All Officers and
Directors as a Group
(5)                           1,000,000           100%           87%

Footnotes;

  (1)An Officer of the Company.
  (2)A Director of the Company.

"1998" STOCK OPTION PLAN

   In February 1998, the Board of Directors of the Company adopted and the present stockholders approved, a 1998 Stock Option Plan,("1998 Plan"). The 1998 Plan authorizes the granting of awards of up to 1,000,000 shares of Common Stock to the Company's key employees, officers, directors, consultants, advisors and sales representatives. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1998 Plan.

   The 1998 Plan is administered by the Board of Directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1998 Plan. In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the 1998 Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the Common Stock on the date of grant.

   The 1998 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in
Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of Common Stock.

CERTAIN TRANSACTIONS

   The 1,000,000 presently outstanding Shares of the Company's Common Stock were purchased by the founder of the Company for $10,000.00. See "PRINCIPAL SHAREHOLDERS."

   It is contemplated that the Company may enter into certain transactions with officers, directors or affiliates of the Company, which even though they may involve conflicts of interest in that they are not arms' length transactions, but are believed to be fair and equitable transactions in the best interest of the Company. These transactions include the following:


   The Company owns no real property. Further the Company does not currently lease any office or manufacturing space. The Company will use the home office of N. Edward Berg, its President, in Bedford, New Hampshire on a rent-free basis until the completion of this Offering, at which time the Company will enter into an agreement for leasing approximately 1200 square feet of executive and manufacturing space for $800 per month for a one year period from the president's wife. The Company, at its option, may lease the space for an additional year under the same terms and conditions. The monthly rent will also include the utilities, heat, use of the facilities computer systems and manufacturing type tools and equipment. The Company believes that this facility will be more than sufficient in the beginning phases of the developmental process of the imaging workstation. In the event the Company needs to locate new facilities to meet growing needs, there can be no guarantees that the Company will be able to successfully locate such facilities on an affordable basis which may adversely materially affect the Company's business, financial condition and results of operations. The office space is located at the end of Tirrell Hill Road in Goffstown, N.H. with a mailing address of 72 Tirrell Hill Road, Bedford, NH 03110. The current address of the Company is 70 Horizon Drive, Bedford, NH 03110. See "BUSINESS - Facilities."

   The Company has entered into an exclusive licensing agreement for 4 U.S. patents belonging to the president of the Company, N. Edward Berg with such agreement being subject to the completion of this Offering. These 4 U.S. patents are the proprietary technology from which the Company intends to develop its workstations which will eventually be used to complete a flexible manufacturing cell (factory) for production of high density electronic interconnects.

   The Company presently has no formal written employment agreement or other contracts, except for the exclusive licensing agreement described above, with any of its officers or key employees, but upon completion of this Offering the Company anticipates entering into employment agreements with both, N. Edward Berg and William Freeman. Preliminary discussions have been held concerning possible compensation, but no oral or written agreement have been entered into. The other terms of full time employment have not yet been determined either. See "MANAGEMENT & AFFILIATES - Executive Compensation."

   It is presently anticipated that the proceeds of this Offering will be sufficient to permit the Company to enter into the lease and licensing agreement with Mr. Berg to enter into development of the imaging workstation. Inasmuch as the Company is dependent upon the receipt of the proceeds of this Offering to be able to develop such equipment, and there is no assurance that this Offering will be successfully completed, management has not entered into any contracts for leasing, licensing or the development of such equipment, and has no commitments or other assurances that the Company will be able, with the proceeds of this Offering, to fully develop the intended equipment.

   It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will be providing any loans to the Company.

CONFLICTS OF INTEREST

   Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently, none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

   Inasmuch as some Officers, Directors and Key Employees of the Company are not employed full time and are engaged in other businesses, either individually or through partnerships and corporations, in which they have an interest, hold an office or serve on boards of directors. Certain conflicts of interest may arise between the Company and its Officers and Directors.

INDEMNIFICATION

   Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management. The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends (the Company is not anticipating paying any dividends) or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The articles with these exceptions eliminate any personal liability of a director to the Company or its shareholders for monetary damages for the breach of a director's fiduciary duty, and therefore a director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. The Company's by-laws indemnify its officers and directors to the full extent permitted by Nevada law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          FIDUCIARY RESPONSIBILITY OF THE OFFICERS AND DIRECTORS

   The Officers and Directors of the Company are accountable to the Shareholders of the Company as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs.

   A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an Officer or Director of the Company in connection with such sale or purchase, including the misapplication by any such Officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

   The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the Officers and Directors of the Company in most cases for any liability suffered by them or arising out of their activities as Officers and Directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

   The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiation the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. Management believes that any such conflict will be resolved in favor of the Company and its shareholders. The Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. Management of the Company has agreed to abide by this fiduciary duty.

   It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.

          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                        SECURITIES ACT LIABILITIES

   Insofar as Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities Act and will be governed by the final adjudication of such issue.

                   ORGANIZATION WITHIN LAST FIVE YEARS

   The Company is a developmental company and has no operating history. As soon as the money from this Offering is made available, the Company expects to make all arrangements necessary so that it can commence operations in 1998.

                       DESCRIPTION OF SECURITIES

   The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "FURTHER INFORMATION."

AUTHORIZED CAPITAL

   The company's authorized capital stock consists of 50,000,000 shares of $.001 par value Common Stock. As of the date of this Offering Memorandum, the Company has outstanding 1,000,000 shares of its Common Stock, all of which are validly issued, fully paid and non-assessable.

UNITS

   Each Unit being offered hereby consists of one share of the Company's Common Stock, $.001 par value and two Warrants to purchase two additional shares of Common Stock. The Shares being registered pursuant to the registration statement of which this prospectus is a part are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock. The Common Stock and Warrants constituting a single Unit will be separately transferrable upon issuance. Currently there are no markets for the Units or Warrants and no assurances there will ever be a public market in the future.

COMMON STOCK

   The Company is presently authorized to issue 50,000,000 shares of $.001 par value Common Stock. The Company presently has 1,000,000 shares issued and outstanding, and 150,000 shares of Common Stock are included in the Units which are for sale in this Offering, and an additional 300,000 shares are issuable upon exercise of the Warrants contained in the Units. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance of the Common Stock included in the Units offered hereby and underlying the Warrants included in the Units.

   The shares of Common Stock issuable on completion of the Offering and upon exercise of the Warrants will be, when issued in accordance with the terms of the Offering, fully paid and non-assessable.

   The holders of Common Stock, including the shares contained in the Units offered hereby and those issuable upon exercise of any Warrants, are entitled to equal dividends and distributions, per share, with respect to the Common

Stock when, as and if declared by the Board of Directors from funds legally available therefore. However, the Company has not paid any dividends on Common Stock to date and does not anticipate paying dividends on Common Stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. No holder of any shares of Common Stock has a pre- emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding are fully paid, validly issued and non-assessable. Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

   None of the Company's 10,000,000 shares of preferred stock is issued and outstanding, and the Company currently has no plans to issue any preferred stock. The Company's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

   The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offerings or private placements, the provisions for preferred stock in the Company's Certificate of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and the net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in the dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to the Company's common stock or any other series of preferred stock which the Company may issue. The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any preferred stock, except on the terms which it deems to be in the best interest of the Company and its shareholders.

WARRANTS

   Each Warrant represents the right to purchase one share of Common Stock at an initial exercise price of $2.50 per share for a period of one year from the date hereof. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the Warrant Agency Agreement, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events. Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less that the exercise price of the Warrants or the current market price of the Company's securities.

   Warrants, beginning six months from the date hereof, may be redeemed in whole or in part, at the option of the Company upon 30 days notice, at a redemption price of $.01 per Warrant if the closing price of the Company's Common Stock on the Nasdaq Bulletin Board is at least $3.00 per share (150% of the Unit Price) for 20 consecutive trading days, ending not earlier than five days before the Warrants are called for redemption. Although the Company would not normally do so, in the event it calls for redemption of the Warrants at a time when exercise is not possible or is impractical, warrantholders would be compelled to accept the nominal redemption price of $.01 per warrant. If exercise of the Warrants is qualified or exempt from qualification, and the Company should call for redemption, warrantholders would have a minimum of 30 days in which to decide whether to exercise their Warrants, after which they would have to accept the redemption price. Holders of Warrants may exercise their Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. The Company is required to use its best efforts to maintain a current Prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that the Company will be able to do so.

   Holders of Warrants will be entitled to notice in the event of (a) the granting by the Company to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into any other person or merger of any other person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company.

   The Company has reserved, from its authorized unissued shares, a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. During the period in which a Warrant is exercisable, exercise of such Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, full paid and non-assessable.

   For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value for the Company's Common Stock, with a resulting dilution in the interest of all other shareholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of such Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by offering of securities on terms more favorable than those provided for by such Warrants.

   Except as described above, the holders of the Warrants have no rights as stockholders of the Company until they exercise their Warrants.

TRANSFER AND WARRANT AGENT

   Interwest Transfer Company, Inc, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 is the Transfer Agent and Registrar for the Company's $.001 par value Common Stock and warrant agent for the Warrants.

DIVIDEND POLICY

   The Company has not paid any dividends on Common Stock to date and does not anticipate paying dividends on Common Stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

SHARES ELIGIBLE FOR FUTURE SALE.

   Upon the consummation of this Offering, the Company will have 1,150,000 shares of Common Stock outstanding. Of these shares, the 150,000 shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to limitations of Rule 144 promulgated by the Commission under the Securities Act. All of the remaining 1,000,000 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. All, of such shares are not eligible for sale under Rule 144 until February 16, 1999 at which time they will have been held longer than one year.

   In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   Prior to this Offering, there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop. See "RISK FACTOR
- Shares Eligible for Future Sale."

                           PLAN OF DISTRIBUTION

GENERAL

   The Company is offering through it officers and directors on a "best-efforts, all or none" basis 150,000 Units of the Company's securities. Each Unit consists of one (1) share of $.001 par value common stock and two (2) Redeemable Common Stock Purchase Warrants at a purchase price of $2.00 per Unit. The Offering will be managed by the Company without any underwriter, and without any underwriting discounts or sales commissions. The Units will be offered and sold by the Company's president and director N. Edward Berg, who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of the Company for such activities. In connection with his efforts, he will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. No one, including the Company, has made any commitment to purchase any or all of the Units. Rather, Mr. Berg will use his best efforts to find purchasers for the Units for a period of 150 days from the date of this prospectus, subject to an extension at the sole discretion of the Company for an additional period not to exceed 30 days in aggregate.

   Offering proceeds will be escrowed pending completion or termination of the Offering. Funds held in escrow will be promptly returned to subscribers, without interest thereon or deduction therefrom, unless the Offering is completed on or before that date upon receipt of subscriptions for the entire offering amount. See "THE OFFERING - Use of Proceeds."

   The Company anticipates making sale of the Units to persons whom it believes may be interested or who have contacted the Company with interest in purchasing the securities. The Company may sell Units to such persons if they reside in a state in which the Units may be sold and in which the Company is permitted to sell the Units. The Company is not obligated to sell Units to any such persons.

   Investors should be aware that while this Offering is being conducted through it officer and director, N. Edward Berg, that the Company retains the right to utilize the services of broker/dealers ("Participating Broker/Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Company reserves the right to pay commissions in connection with sales effectuated through Participating Broker/Dealers in an amount not to exceed 10% of the sales price for sale effectuated by them. Prior to the involvement of any Participating Broker/Dealer in the Offering, the Company must obtain a no objection position from the NASD regarding any contemplated compensation and arrangements. In view of the Commission's Division of Corporation Finance any Participating Broker/Dealer that sells securities in this Offering will be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933, as amended. Further, the Company will amend the Prospectus and the registration statement of which it is a part to by post-effective amendment to identify a selected Participating Broker/Dealer at such time as such Participating Broker/Dealer sells 5% or more of the Offering hereby.

   In as much as the Company is offering the Units and an underwriter was not retained for such purposes, the Company's determination of the offering price and the exercise price of the Warrants has not been determined by negotiation with an underwriter, as is customary in most offerings. To the extent an underwriter has not been involved in determining the offering price, subscribers are subject to an increased risk that the price of the Company's securities has been arrived at arbitrarily.

   Officers, directors present shareholders of the Company and persons associated with them may be sold some of the Units. However, officers, directors and their affiliates shall not be permitted to purchase more than 20% of the Units sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this Offering will be used to finance any such purchases.

METHOD OF SUBSCRIBING

  Persons may subscribe for the Units by filling in and signing the Subscription Agreement and other execution documents included herewith and delivering them to the Company prior to the Expiration Date as defined below. These documents will contain representations as to the investor's qualifications to purchase the Units and his ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information. The Company may reject any subscription in its sole discretion for any reason. Certificates of Common Stock and Warrants subscribed for will be issued as soon as practicable after the Subscription is accepted by the Company after review of the subscription materials.

EXPIRATION DATE

   The subscription offer will expire ("Expiration Date") on the earlier of
           , , 1998 or when the entire Offering is subscribed for (unless the Company, at its option, extends the offering period and updates the disclosures contained herein.)

RIGHT TO REJECT

   The Company reserves the right to reject any subscription in its sole discretion for any reason whatsoever prior to the time funds for such subscription are deposited by the Company and to withdraw this offer at any time.

OPPORTUNITY TO MAKE INQUIRIES

   The Company will make available to each Offeree prior to any sale of the Units the opportunity to ask questions and receive answers from the Officers and Directors of the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. All information to be obtained from the Company, at 70 Horizon Drive, N.H., Bedford, NH 03110, telephone (603) 472-7068, facsimile (603) 472-7043.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The statements under the heading "Certain Federal Income Tax Considerations," to the extent such statements refer to matters of tax law, are solely the opinions of management. Management has not sought nor obtained any formal legal opinion as to such matters, and no conclusion of counsel is binding on the Internal Revenue Service or the courts in any event. There can be no assurance that the Internal Revenue Service or the courts will not reach different conclusions regarding the transactions contemplated hereby. This discussion does not address certain Federal income tax consequences that are the result of special rules, such as those that apply to life insurance companies, tax exempt entities, foreign corporations- and non-resident alien individuals. In addition, the discussion does nor address alternative minimum tax considerations and is limited to investors who will hold Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also assumes that the Common Stock will be traded on an established securities market. This discussion is based on relevant provisions of the Code the Treasury Regulations promulgated thereunder (the "Regulations"), revenue rulings published in the Internal Revenue Bulletin and judicial decisions in effect at the date of this Prospectus. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein.

   The tax treatment to a holder of Common Stock may vary depending on such holders' particular situation. Potential investors should consult their own tax advisors as to the tax treatment that may be anticipated to result from the ownership or disposition of common stock in their particular circumstances, including the application of foreign, state or local tax laws or estate and gift tax considerations

STATE AND LOCAL INCOME TAXES

   A holder of Common Stock may be liable for state and local income taxes with respect to dividends paid or gain from the sale, exchange or redemption of Common Stock. Many states and localities do not allow corporations a deduction analogous to the Federal dividends received deduction. Prospective investors are advised to consult their own tax advisors as to the state, local and other tax consequences of acquiring, holding and disposing of Common Stock.

                              LEGAL MATTERS

   To the knowledge of management there is no material litigation pending or threatened against the Company. Legal counsel for the Company, in connection with this offering, is David C. Cundick, Bank One Tower, Suite 900, 50 West Broadway, Salt Lake City, Utah 84101.

                                 EXPERTS

   The financial statements of Micro Interconnect Technology, Inc. as of August 15, 1998, included in this Prospectus have been examined by Pritchett, Siler, & Hardy, PC, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

No dealer, salesman or other
person is authorized to give
any information or to make
any representations other
than those contained in this
Prospectus in connection
with the offer made hereby.
If given or made, such
information or
representations must not be
relied upon as having been
authorized by the Company.
This Prospectus does not
constitute an offer to sell
or a solicitation of an
offer to by any of the
securities covered hereby in
any jurisdiction or to any
person to whom it is
unlawful to make such offer
or solicitation in such
jurisdiction. Neither the
delivery of this Prospectus
nor any sale made hereunder
shall, in any circumstances,
create any implication that
there has been no change in
the affairs of the Company
since the date hereof.

                    TABLE OF CONTENTS
                                        Page
AVAILABLE INFORMATION. . . . . . . . . . ii
PROSPECTUS SUMMARY . . . . . . . . . . .  1
GLOSSARY OF INDUSTRIAL TERMS . . . . . .  5
RISKS FACTORS. . . . . . . . . . . . . .  7
DILUTION . . . . . . . . . . . . . . . . 16
COMPARATIVE DATA . . . . . . . . . . . . 16
USE OF PROCEEDS. . . . . . . . . . . . . 16
MANAGEMENTS PLAN OF
OPERATION. . . . . . . . . . . . . . . . 18
BUSINESS . . . . . . . . . . . . . . . . 20
MANAGEMENT AND AFFILIATES. . . . . . . . 28
PRINCIPAL SHAREHOLDERS . . . . . . . . . 31
CERTAIN TRANSACTIONS . . . . . . . . . . 32
FIDUCIARY RESPONSIBILITY OF
     OFFICERS AND DIRECTORS. . . . . . . 33
ORGANIZATION WITHIN LAST FIVE YEARS. . . 34
DESCRIPTION OF SECURITIES. . . . . . . . 34
PLAN OF DISTRIBUTION . . . . . . . . . . 37
CERTAIN FEDERAL INCOME TAX
     CONSIDERATIONS. . . . . . . . . . . 38
LEGAL MATTERS. . . . . . . . . . . . . . 38
EXPERTS. . . . . . . . . . . . . . . . . 39
FINANCIAL STATEMENTS . . . . . . . . .  F-1




                     MICRO INTERCONNECT
                      TECHNOLOGY, INC.


                       150,000 Units


                         PROSPECTUS


                       August   , 1998

   PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and officers

The statutes, charter Provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

     1. A corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably Incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo-contendere or its equivalent, does not, or itself creates a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually, and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any Claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must he made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

          (d) If a quorum consisting of directors two were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may Director be entitled under any contract or otherwise by law.


         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

            (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         7. The registrant's Articles of Incorporation limit liability of its officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25. Other Expenses of Issuance and Distribution*

   The following table sets forth the estimated costs and expenses to be paid by the Company in connection with the Offering described in the Registration Statement.

                                               Amount

   SEC registration fee                          $310
   Blue sky fees and expenses                  $3,970
   Printing and shipping expenses                $500
   Legal fees and expenses                    $20,000
   Accounting fees and expenses                $1,000
   Transfer and Miscellaneous expenses         $1,000
                                        Total $26,780

   * All expenses except SEC registration fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities

   On February 11, 1998 Mr. N. Edward Berg purchased 1,000,000 shares for $10,000 in conjunction with foundation of the Company. As of this date, Mr. Berg owns 1,000,000 shares of restricted common stock of the Company for which he paid a total of $10,000.

ITEM 27. Exhibits Index

SEC
Reference   Exhibit No.  Document
*3a             3a       Articles of Incorporation.
*3b             3b       BY-Laws.
*4a             4a       Instruments defining the rights
                         of security holders, including indentures
                    	(contained in Exhibits 3a and 3b).
*4b             4b       Subscription Agreement

*5              5        Opinion on Legality.
*23             23       Consents of Experts and Counsel.
*27             27       Financial Data Schedule.
*99a            99a      Micro Interconnect Technology, Inc. 1998.
                         Stock option Plan.
*99b            99b      Fund Impound Agreement.
*99c            99c      Patent Licensing Agreement.
*99d            99d      Lease Agreement for Facilities
*99e            99e      Patent 5281325
*99f            99f      Patent 5377404
*99g            99g      Patent 5384230
*99h            99h      Patent 5653893
  -----------
* Previously filed
+ To be filed by amendment

ITEM 28. Undertakings

   Subject to the terms and conditions of section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The Registrant hereby undertakes to:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3)of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Bedford, State of New Hampshire, on November 18, 1998.

MICRO INTERCONNECT TECHNOLOGY, INC.
By:/s/ N. Edward Berg
 N. Edward Berg
 Chairman (Chief Executive officer)
 Director and President

   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures           Title                          Date

/s/ N. Edward Berg  Chairman                     November 18, 1998
N. Edward Berg      (Chief Executive officer)
                    Director and President


/s/ David B. Ostler Director                     November 18, 1998
David B. Ostler     Secretary/ Treasurer


/s/ James R. Boyack Director                     November 18, 1998
James R. Boyack


/s/ Woodie Flowers  Director                     November 18, 1998
Woodie Flowers


/s/ Peter Roth      Director                     November 18, 1998
Peter Roth

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                             FINANCIAL STATEMENTS

                                AUGUST 15, 1998

























                        PRITCHETT, SILER & HARDY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]




                                   CONTENTS

                                                          PAGE

        -  Independent Auditors' Report                     1


        -  Balance Sheet, August 15, 1998                   2


        -  Statement of Operations, from inception
             on February 11, 1998 through August 15,
             1998                                           3


        -  Statement of Stockholders' Equity,
             from inception on February 11, 1998
             through August 15, 1998                        4


        -  Statement of Cash Flows, from inception
             on February 11, 1998 through August 15,
             1998                                           5


        -  Notes to Financial Statements                6 - 8

                        PRITCHETT, SILER & HARDY, P.C.
                             430 East 400 South
                         Salt Lake City, Utah 84111
                              (801) 328-2727




                         INDEPENDENT AUDITORS' REPORT



Board of Directors
MICRO INTERCONNECT TECHNOLOGY, INC.
Bedford, New Hampshire

We have audited the accompanying balance sheet of Micro Interconnect Technology, Inc. [a development stage company] at August 15, 1998, and the related statements of operations, stockholders' equity and cash flows from inception on February 11, 1998 through August 15, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Micro Interconnect Technology, Inc. as of August 15, 1998, and the results of its operations and its cash flows for the period from inception through August 15, 1998, in conformity with generally accepted accounting principles.


/s/ Pritchett, Siler & Hardy, P.C.

August 22, 1998

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                                 BALANCE SHEET



                                    ASSETS


                                                       August 15,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $   9,888

OTHER ASSETS:
  Organization costs, net                                     437
                                                      ___________
                                                        $  10,325
                                                      ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $   1,175
  Accounts payable - related party                            486
                                                      ___________
        Total Current Liabilities                           1,661
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                            9,000
  Deficit accumulated during the
    development stage                                      (1,336)
                                                      ___________
        Total Stockholders' Equity                          8,664
                                                      ___________
                                                        $  10,325
                                                      ___________




   The accompanying notes are an integral part of this financial statement.

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]


                            STATEMENT OF OPERATIONS



                                             From Inception
                                            on February 11,
                                              1998 Through
                                            August 15, 1998
                                           _________________

REVENUE                                          $      -
                                             _____________

EXPENSES:
  General and Administrative                        1,336
                                             _____________

LOSS BEFORE INCOME TAXES                           (1,336)

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -
                                             _____________

NET LOSS                                         $ (1,336)
                                             _____________

LOSS PER COMMON SHARE                            $   (.00)
                                             _____________















   The accompanying notes are an integral part of this financial statement.

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON FEBRUARY 11, 1998

                            THROUGH AUGUST 15, 1998

                                                                     Deficit
                                                                    Accumulated
                         Preferred Stock   Common Stock  Capital in During the
                                                         Excess of  Development
                         Shares   Amount  Shares  Amount Par Value    Stage
                          ____________________________________________________
BALANCE, February 11, 1998  -    $   -         -   $   -    $   -    $     -

Issuance of 1,000,000
shares common stock for
cash, February, 1998 at
$.01 per share              -        -  1,000,000   1,000    9,000         -

Net loss for the period
  ended August 15, 1998     -        -         -       -        -      (1,336)
                         _____________________________________________________
BALANCE, August 15, 1998    -    $   -  1,000,000  $1,000   $9,000   $ (1,336)
                         _____________________________________________________


















   The accompanying notes are an integral part of this financial statement.

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                            STATEMENT OF CASH FLOWS

                                               From Inception
                                              on February 11,
                                                1998 Through
                                              August 15, 1998
                                             _________________
Cash Flows to Operating Activities:
  Net loss                                       $  (1,336)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Amortization expense                               49
     Increase (decrease) in accounts payable         1,175
     Increase (decrease) in accounts payable-
      related party                                    486
                                             ________________
  Net Cash Flows from Operating Activities             374
                                             ________________
Cash Flows to Investing Activities:
  Payments for organization costs                     (486)
                                             ________________
  Net Cash to Investing Activities                    (486)
                                             ________________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance               10,000
                                             ________________
  Net Cash from Financing Activities                10,000
                                             ________________
Net Increase in Cash                                 9,888

Cash at Beginning of Period                              -
                                             ________________
Cash at End of Period                             $  9,888
                                             ________________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                         $   -
    Income taxes                                     $   -

Supplemental schedule of Noncash Investing and Financing Activities:

  For the period ended August 15, 1998:
     None






   The accompanying notes are an integral part of this financial statement.

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on February 11, 1998. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning to engage in the business of developing proprietary technology to make electronic devices that link electronic components together smaller and to operate at higher speeds. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with statement of Financial Standard No. 128, "Earnings Per Share". [See Note 6]

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standards 123 "Accounting for Stock-Based Compensation." This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123 accordingly, the Company has elected to determine net income using previous accounting standards.

NOTE 2 - CAPITAL STOCK

  Stock Option Plan - On February 17, 1998, the Board of Directors of the Company adopted and the stockholders at that time approved, the 1998 Stock Option Plan. The plan provides for the granting of awards of up to 1,000,000 shares of common stock to sales representatives, officers, directors, consultants and employees. The awards can consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards as described in the plan. Awards under the plan will be granted as determined by the board of directors. At present, no awards have been granted under the plan.

                      MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

  Common Stock - During February, 1998, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $10,000 (or $.01 per share).

  Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at August 15, 1998.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At August 15, 1998 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to its officers and directors.

  Office  Space  -  The  Company has not had a need to rent  office  space.   An
  officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

  Payable to Related Party - An officer/shareholder of the Company paid organization costs of $486 on behalf of the Company.

NOTE 5 - DEVELOPMENT STAGE COMPANY

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the period ended August 15, 1998:

                                                   1998
                                              ____________
         Loss from continuing operations
         available to common shareholders
         (numerator)                           $   (1,336)
                                              ____________
         Weighted average number of common
         shares outstanding used in loss per
         share for the period (denominator)    $ 1,000,000
                                              ____________

                     MICRO INTERCONNECT TECHNOLOGY, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 7 - SUBSEQUENT EVENTS

  Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 150,000 units consisting of a total of 150,000 shares of common stock and 300,000 redeemable common stock purchase warrants. Each warrant allows the holder to purchase one share of common stock for $2.50; the warrants are subject to adjustment in certain events and are exercisable for a period of one year from the date of the offering. The Company may redeem the warrants at a price of $.01 per warrant, at any time beginning six months after the date of the offering upon not less than 30 days prior written notice, if the closing bid price of the Company's common stock on the Nasdaq Bulletin Board is at least $3.00 per share for twenty consecutive trading days, ending not earlier than five days before the warrants are called for redemption. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $2 per unit has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company has not incurred any stock offering costs as of August 15, 1998, but any such costs will be netted against the proceeds of the proposed public stock offering.

  License Agreement - The Company entered into an exclusive licensing agreement with the officer and shareholder of the Company for the exclusive rights for patents covering electronic interconnection manufacturing technologies for the United States and it's territories and possessions. The agreement expires March 31, 2007. The Company will pay a 1% royalty of gross sales and receipts for the right beginning January 1999.